As filed with the Securities and Exchange Commission on
                                                    , 2002
                                Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C., 20549


                 HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                 HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.

                  (Name Of Small Business Issuer in its charter)

     Delaware                                                   13-4167393
(State  of  Jurisdiction)    (Primary  Standard Industrial   (I.R.S. Employee
                             Classification  Code  Number   Identification No.)

                    Hotel Outsource Management International, Inc.
                            63 Wall Street, Suite 1801
                            New York, New York 10005
                                 (212) 344-1600

          (Address and telephone number of principal executive offices and principal place of business)
                      -----------------------------------

                            Andrea I. Weinstein, Esq.
                           63 Wall Street, Suite 1801
                            New York, New York 10005
                                 (212) 344-1600
             (Name, address and telephone number of agent for service)

     Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                          Copies of all communications to:

                              Joel Schonfeld, Esq.
                            Andrea I. Weinstein, Esq.
                          Schonfeld & Weinstein, L.L.P.
                           63 Wall Street, Suite 1801
                            New York, New York 10005
                       (212) 344-1600/Fax: (212) 480-0717

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE
Title of Each     Amount Being     Proposed Maximum     Proposed      Amount of
Class  of         Registered       Offering             Maximum       Registration
Securities                         Price  per  Share    Aggregate     Fee
                                   Offering
                                   Price  (1)
-----------------------------------------------------------------------------------
Common  Stock       4,514,249      $.40               $1,805,699.60      $451.42
Held  by  Selling
Shareholders

Total               4,514,249      $.40               $1,805,699.60      $451.42

___________________________________________________________________________________

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457.



INFORMATION  REQUIRED  BY  ITEMS  OF  FORM  SB-2

Cross  Reference  Sheet
Showing  The  Location  In  Prospectus  Of

PART I  INFORMATION REQUIRED IN PROSPECTUS    ITEM NO.
------  ----------------------------------    ----------------
1.     Front of Registration Statement        Front of Registration
       and Outside Front Cover of             Statement and outside
       Prospectus                             front cover of Prospectus

2.     Inside Front and Outside Back          Inside Front Cover Page
       Cover Pages of Prospectus              of Prospectus and Outside
                                              Front cover Page of Prospectus

3.     Summary Information and Risk           Prospectus Summary;
       Factors                                High Risks Factors

4.     Use of Proceeds                        Not Applicable

5.     Determination of Offering Price        Prospectus Summary-
                                              Determination of
                                              Offering Price; High
                                              Risk Factors

6.     Dilution                               Not Applicable

7.     Selling Security Holders               Selling Security Holders

8.     Plan of Distribution                   Plan of Distribution

9.     Legal Proceedings                      Legal Proceedings

10.    Directors, Executive Officers,         Management
       Promoters and Control Persons

11.    Security Ownership of Certain          Principal Stockholders
       Beneficial Owners and Management

                                        3

PART I     INFORMATION REQUIRED IN PROSPECTUS CAPTION IN PROSPECTUS

12.    Description of Securities              Description of Securities


13.    Interest of Named Experts and Counsel  Legal Opinions; Experts

14.    Disclosure of Commission Position      Statement as to
       on Indemnification                     Securities Act Liabilities

15.    Organization Within Last               Management, Certain
       Five Years                             Transactions

16.    Description of Business                Business

17.    Management's Discussion and            Management's Discussion
       and Analysis or Plan of                and Analysis
       Operation

18.    Description of Property                Property

19.    Certain Relationships and Related      Certain Relationships and
       Transactions                           Related Transactions

20.    Market for Common Stock and            Prospectus Summary
       Related Stockholder Matters            Market for Registrant's
                                              Common Stock and Related
                                              Stockholders Matters;
                                              Shares Eligible for
                                              Future Sale.

21.    Executive Compensation                 Executive Compensation

22.    Financial Statements                   Financials Statements

23.    Changes in and Disagreements           Not Applicable
       with Accountants on Accounting and
       Financial Disclosure

                 HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.

     Hotel Outsource Management International, Inc., is offering for sale 4,514,249 shares of common stock currently held by certain selling shareholders. Prior to this offering, there has been no public market for the securities.

     Hotel Outsource Management International, Inc., will not receive any proceeds from this offering. The shares may be sold from time-to-time by the selling shareholders through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE _____ALONG WITH THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.





                 HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.

                      THE DATE OF THIS PROSPECTUS IS, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE  OF  CONTENTS                                PAGE

Prospectus  Summary

Selected  Financial  Data

Risks  Factors

Use  of  Proceeds

Capitalization

Dilution

Management's  Discussion  and
 Analysis  of  Financial  Condition

Business

Management

Principal  Shareholders

Description  of  Securities

Shares  Eligible  for  Future  Sale

Selling  Security  Holders

Legal  Matters

Experts

Index  to  Financial  Statements

PROSPECTUS  SUMMARY

Hotel  Outsource  Management  International,  Inc.

     Hotel Outsource Management International, Inc. was incorporated on November 9, 2000 under the name Benjamin Acquisitions, Inc. pursuant to the laws of Delaware. Hotel Outsource Management International, Inc. may be referred to as HOMI. On December 28, 2001, HOMI acquired Bartech Mediterranean Ltd., an Israeli corporation which sells, markets and operates computerized mini-bars placed in certain up-scale hotels. Bartech Mediterranean is now a wholly owned subsidiary of HOMI. Bartech Mediterranean may be referred to as BTM.

     HOMI is a holding company for several subsidiaries which distribute, market, and operate computerized mini-bars in hotels located in Israel, Turkey, Jordan and South Africa. In addition, commencing in July 2002, HOMI, through a U.S. subsidiary, Hotel Outsource Services, Inc. (HOS), will operate computerized mini-bars in hotels located in the United States. Unless stated otherwise HOMI shall refer to the parent company and all of its subsidiaries.

     HOMI, through its wholly owed subsidiary, BTM, is the exclusive distributor of automatic computerized mini-bars manufactured by Bartech Systems International, Inc., a Delaware corporation, in Israel, Turkey, Jordan and South Africa. Bartech Systems International, Inc. may be referred to as BSI. The mini-bars purchased by HOMI from BSI shall be referred to as Bartech mini-bars. HOS has the exclusive right to outsource Bartech mini-bars in the United States. Bartech mini-bars contain proprietary software, sensors and an interface to a hotel's property management system. Bartech mini-bars interface with hotel computers to track items removed from the mini-bars, which can decrease losses from hotel mini-bars. HOMI believes that Bartech mini-bars also enhance efficiency and reduce labor costs. As of December 31, 2001, HOMI owns and operates approximately 2,000 Bartech mini-bars in seven hotels.

     The principal offices of HOMI are located at 63 Wall Street, Suite 1801, New York, New York 10005.

Our  Strategy

     HOMI's objective is to grow its customer base in the United States, Israel and South Africa, as well as in other countries. To date, we have engaged in two types of agreements with hotels: (a) exclusive sales agreements where HOMI purchases mini-bars from BSI and then resells them to hotels, then installs and maintains them; and (b) agreements where HOMI purchases, installs and operates mini-bars in a hotel and divides the revenues with the hotel in agreed upon ratios. While we are looking to develop both arms of this business, our primary focus is on our installation, operation and revenue sharing agreements. HOMI refers to this revenue sharing plan as its "outsource operation program." We intend to enter into long term, up to 10 years, outsource operation program agreements with additional hotels. HOMI intends to develop its outsource operation program of Bartech mini-bars in the United States, through HOS, and to offer the outsource operation program in other countries as well. HOMI intends to purchase the Bartech mini-bars from BSI and to operate under exclusive outsourcing contracts with major hotels. Our main focus is on upscale hotels located in major cities and near airports.

The  Offering

HOMI is offering 4,514,249 shares of common stock by selling shareholders. The price of the shares will be determined through negotiated transactions. HOMI has not yet determined a termination date for this offering.

Risk  Factors

     The securities offered hereby are highly speculative and involve a high degree of risk. Carefully review and consider the factors set forth under "Risk Factors" as well as all other information contained herein.


                                  RISK FACTORS

1.  We  have  limited  operating  history;  we  anticipate  future  losses.

     HOMI was incorporated on November 9, 2000 pursuant to the laws of the State of Delaware. Our certificate of incorporation was amended on January 8, 2002 to change the name of the corporation. Exclusive of its operating subsidiaries, HOMI has generated no revenues since its incorporation, having devoted its efforts to various organizational activities, including a private placement offering and the acquisition of Bartech Mediterranean Ltd. On December 28, 2001, HOMI acquired 100% of the issued and outstanding common stock of Bartech Mediterranean Ltd., an Israeli corporation with several subsidiaries. Bartech
Mediterranean Ltd. may be referred to as BTM. As a result of the share acquisition, BTM became a wholly owned subsidiary of HOMI. BTM was incorporated on May14, 1997 in Israel.

     For the year ended December 31, 2001 HOMI had a net loss of $94,000, and we anticipate incurring net losses for the foreseeable future. The extent of these losses will depend in part on our ability to enter into and implement contracts and successfully market our products and services. We expect operating expenses to increase in the areas of marketing and advertising and as a result, we will specifically need to offer products and services at competitive prices if profitability is to be achieved.

2. We are dependent on a small number of customers for a large percentage of our business.

     In 2001, four customers provided 85% of our sales revenues, with a single customer providing 46% of our sales revenues, and in 2000, three customers provided 85% of our sales revenues, with a single customer accounting for 58%. The loss of any of these customers would cause a large decrease in our sales revenues and negatively effect our ability to operate.

3. We depend on key personnel, the loss of whom could adversely affect our ability to perform, market our company and obtain contracts with major hotels.

     Our success will be substantially dependent on the performance of our executive officers, Jacob Ronnel and Ariel Almog. The loss of the services of either of these executive officers could have a material adverse effect on our business, results of operations and financial condition. In addition to being executive officers of HOMI, Mr. Ronnel and Mr. Almog are executive officers of BTM, and of Hotel Outsource Services, Inc., which is a joint venture between a HOMI subsidiary and BSI. Competition for senior management, marketing personnel and other employees is intense, and there can be no assurance that we will be successful in attracting and retaining such personnel. Failure to successfully manage our personnel requirements would have a material adverse effect on our business, results and financial operations and financial condition. While we intend to purchase key person life insurance for our executive officers, currently we do not have any such insurance. HOMI has not entered into employment agreements with either Jacob Ronnel or Ariel Almog; however, HOS has entered into employment agreements with both Mr. Ronnel and Mr. Almog.

4. The economy of the hospitality industry is uncertain; a downturn could decrease our opportunities for contracting with new hotels.

     HOMI's revenues are dependent in large part on the continued growth and profitability of the lodging industry, which, in turn, is dependent on levels of travel, tourism and business entertaining. There can be no assurance that profitability and growth will be achieved. The September 11, 2001 terrorist attacks and the crisis in the Middle East have had an adverse effect on the hospitality industry in the United States and the Middle East, and could continue to impact the business through the foreseeable future. This weakness could affect hoteliers' decision to install Bartech mini-bars, which could materially adversely affect HOMI's business, operating results and financial condition.

5. We depend on the occupancy level of the hotels in which we operate mini-bars; low occupancy levels may result in low sales revenues.

     There seems to be a direct correlation between a hotel's occupancy level and the quantity of purchases made by guests from a hotel's mini-bars. As a result, our sales revenues are dependent on hotel occupancy levels. The failure of a hotel to attract a large number of guests could result in a corresponding decrease in revenues by HOMI.

6. We have no patent or copyright protection, allowing other companies to create potentially competing projects.

     HOMI purchases all of the computerized mini-bars it markets from BSI. BSI holds no registered patents or copyrights and has not filed any such applications with respect to its technology. As a result, there can be no assurance its products will not be duplicated or that BSI will be able to protect its proprietary knowledge. Further, there can be no assurance that any patents or copyrights will be applied for or issued, or, if issued, would provide BSI with meaningful protection from competition. As a result, there is a risk that other companies may create similar products which could compete directly with the products HOMI markets. Such competition could result in a decrease in HOMI's revenues. Further, there can be no assurance that the BSI products marketed and operated by HOMI will not be found to infringe on any patent or copyright held by other third parties. In the event that any such products are found to so infringe, BSI could be required to seek a license with respect to such patented or copyrighted technology or incur substantial costs to redesign the infringing products, which could cause BSI to raise its fees and cut into HOMI's profit margin.

7. We depend on a single supplier of computerized mini-bars; BSI's failure to provide us with the requested number of mini-bars could cause us to be unable to fulfill our existing contracts or enter into new contracts.

     We are dependent on BSI for all of the mini-bars we sell and operate. BSI's insolvency or bankruptcy, or failure of BSI to renew its distribution agreements with BTM would force us to seek a partnership with other manufactures of computerized mini-bars. There is no guarantee we would be able to form such relationships or that they would be on the same terms as our current agreement with BSI. This could result in our failure to fulfill then-existing contracts or enter into new contracts, which could lead to a decrease in revenues.

8. In our outsource operations, we depend on the hotels' timely payment of our share of the mini-bar revenues, the failure of which could harm our credit, cash flow and corporate growth.

     An integral part of our outsource operation program is the collection of revenues from our mini-bars by the host hotel, and then the allocation of such revenues between HOMI and the hotel. As a result, we depend on each hotel's timely and accurate collection of revenues. To the extent we depend upon our revenues to pay our expenses and/or fund our growth, hotels' failure to timely and/or accurately remit payment could adversely affect our credit, cash flow and expansion opportunities.

9.  We  face  uncertain  market  acceptance  which  could  hinder  sales.

     HOMI, through its subsidiaries, has been engaged in the sales, marketing and operation of Bartech mini-bars which are equipped with computerized management systems. As with any new technology, there is substantial risk that the marketplace may not accept the potential benefits of the technology utilized in this products. Market acceptance of BSI's products will depend, in large part, upon our ability to demonstrate the performance advantages and cost-effectiveness of our products over competing products. There can be no assurance that we will be able to market our technology successfully or that our current or future products will be accepted in the marketplace which could hinder our sales.

10. Our United States operating subsidiary may be purchased by its other shareholder, which could decrease our revenues in the United States.

     Hotel Outsource Services, Inc. is owned 70% by Hila International Corp., a wholly owned subsidiary of BTM, and 30% by BSI. HOS has the exclusive right to outsource Bartech mini-bars in the United States. BSI has the option to acquire another 20% of HOS so that BSI and Hila would each own 50%. This option is exercisable until April 1, 2003. In the event BSI exercises such option, HOMI will no longer consolidate HOS in its financial statements, which would indicate a substantial decrease in the assets of HOMI. Additionally, BSI has the option to purchase all, but not less than all of the HOS shares held by Hila, and all other HOS shareholders, if any. This option may be exercised immediately upon HOS's installment of at least 5,000 mini-bars in United States hotels in connection with outsourcing agreements, and for 60 months following such date. If BSI elects to exercise the option to purchase all of Hila's shares in HOS, the value of HOS would be deemed to be the greater of (a) $2,250 multiplied by the number of mini-bars operated by HOS (minimum of $11,250,000) or (b) HOS's net income after tax income for the 12 full months prior to the month the option is exercised, multiplied by 15, and BSI would have to pay Hila its pro-rata share of this amount. The exercise of such option would result in BSI's ownership of 100% of HOS. BSI's exercise of this option would divest HOMI of its interest in HOS, and could decrease HOMI's revenues from hotel outsource agreements in the United States.

11. Our competitors may be better established and better funded than we are, and may be better able to market their products and services.

     The open-display in-room refreshment center market in which we participate is highly competitive. However, we primarily compete with other automated mini-bar vendors. These companies may have access to substantially greater financial and other resources than HOMI. The rapid rate of technological change in the industry ensures that HOMI will face competition not only from new products designed by existing companies, but also from products designed by companies not presently competing with HOMI which products may have features not presently available on our products. We believe that our competitive ability depends on the product development capability of BSI from which we purchase our mini-bars, our distribution channels in the hospitality markets and our customer service capability. There can be no assurance that HOMI will be able to compete effectively in the future.

12. No market may develop for our securities after the offering, and investors would then be unable to sell their securities.

     Prior to this offering, there has been no public market for our common stock or other securities. The initial price of the public offering of our common stock has been arbitrarily determined by HOMI and is not necessarily related to our assets, book value, results of operations, or any other established criteria of value. There can be no assurance that an active trading market for our common stock will develop, or be sustained if developed following the closing of the offering.

13. We may need, and may be unable to obtain, additional financing which could force us to slow down or suspend our operations.

     HOMI needs to continue to market its products and services in order to expand its operations. We believe that we have sufficient capital to meet our needs for working capital and capital expenditures for at least the next 12 months. After 12 months we may need to raise additional funds through a private or public offering of securities for marketing. Further, we will need to finance the purchase of additional mini-bars as we grow and enter into new outsourcing operation agreements. There can be no assurance that additional capital will be available on acceptable terms. HOMI may not be able to fund its future operations, adequately promote its procedures, develop or enhance services or respond to competitive pressures. Any such inability could adversely effect our ability to enter into new contracts which would prevent us from growing the company.

14. We are dependent upon third parties, and the failure to deliver satisfactory and/or timely products could result in customer dissatisfaction.

     HOMI is currently dependent upon third parties, most particularly, BSI, to provide HOMI with mini-bars custom built to client specifications. HOMI purchases all of its mini-bars from BSI. BSI, in turn, outsources most of the production and assembly of the Bartech mini-bars. As a result, HOMI depends on several third parties to supply it with products in a timely and satisfactory manner. Failure to do so could force HOMI to breach contracts with hotels, which would adversely effect the finances and reputation of HOMI. Additionally, there is a risk that products we market will have or could develop certain errors, omissions, or bugs that may render them unfit for the purposes for which they were intended. While there are no known significant errors, omissions or bugs rendering the products unfit for the purpose for which they were intended, there can be no assurance that such error, omissions, or bugs do not currently exist or will not develop in current or future products. Any such error, omission or bug found in the products could have a material adverse effect on our ability to retain and attract new customers.

15. Failure of BSI to renew our distribution agreements would result in our having to seek partnerships with other manufactures of computerized mini-bars.

     Currently, BSI is our supplier of computerized mini-bars. However, the agreements between BSI and our subsidiaries each have one years terms and only have automatic renewals for up to three years. After that, the agreements must be affirmatively renewed. Further, some agreements have distribution or revenue milestones which, if not achieved, permit BSI to terminate its agreement with BTM. Failure of BSI to renew or to terminate any of there agreements will force us to find other manufacturers from which to purchase the computerized mini-bars. There is no guarantee that we will be able to contract with other manufactures, or with BSI after the automatic renewals have expire, or that such contracts will be as advantageous to HOMI as existing BSI agreements.

16.  Management  of  HOMI  controls  the  Company.

     Present management and directors of HOMI own approximately 30.24% of our issued and outstanding common stock. As a result of their stock ownership, the current officers and directors control management and operation of HOMI.

17. We have no previous experience of operating or promoting a business in the United States.

     Since 1999, HOMI has operated, sold and serviced Bartech mini-bars in Israel, South Africa and Turkey; HOS is our first venture in the United States. Every market and country behaves somewhat differently, with different rules and regulations. In some of the Hotels in the United States we will be facing the local unions and will need to adapt and adjust our program accordingly.

18. We may not be able to extend the outsource operation program to new regions.

     HOMI, through its subsidiaries, is operating hotels in Israel, South Africa and the United States. We intend to gradually extend our services to other countries in order to increase the size of our potential market, to diminish any adverse effects on our operations and revenues should BSI's exercise its option to purchase HOS's shares, and to spread the risks among different markets areas. There is no guarantee we will be able to expand our operations. Our inability to expand could result in a failure to increase our in revenues.

19. We may be unable to secure long-term financing, which we need to purchase Bartech mini-bars.

     For each new outsource operation agreement, we will need to obtain long-term financing to purchase Bartech mini-bars. HOS is a new company with no credit history. Our ability to obtain new financing depends very much on the development of our credit history and on our financial performance in hotels we operate. Our inability to obtain the necessary financing may limit the number of outsource operation agreements we are able to enter into.

20. HOMI has never paid dividends on our stock, and may not pay dividends in the future.

     To date, HOMI has not paid dividends on its stock, and we have no plans to pay dividends in the future. The Company intends to retain earnings to grow our business. There is no guarantee that HOMI will pay dividends in the near future, if at all.

                                 CAPITALIZATION

     The following table sets forth the capitalization at December 31, 2001. This table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

                                 DECEMBER  31,  2001
                                 -------------------

Long-term  debt                                   453

Stockholders'  equity:                             22
Common  stock,  $.001  par  value;
authorized  30,000,000  shares,
issued  and  outstanding
22,000,000  shares;
Preferred stock, $.001 par value
Authorized 5,000,000 shares
Issued and outstanding 0 shares                    0

Additional  paid-in  capital                      867

Receivables  on  account  of  Shares            <220>

Accumulated  other  Comprehensive                <39>
Income

Deficit  accumulated  during                    <280>
the  development  period

Total  stockholders'  equity                     350
                                               ------

Total  capitalization                            803




                                               ======


MANAGEMENTS'  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION

     The following discussion and analysis provides information that we believe is relevant to an assessment and understanding of our results of operations and financial conditions for the years ended December 31, 2000 and 2001, and the quarters ended March 31, 2001 and 2002. The following discussion should be read in conjunction with the financial statements and related notes appearing elsewhere in this prospectus.

Overview

     HOMI is a Delaware corporation involved in the hospitality industry. We sell, operate and market computerized mini-bars and related products and services to upscale hotels in certain markets. HOMI was originally incorporated as Benjamin Acquisitions, Inc. (BAI). On December 28, 2001, Benjamin Acquisitions acquired Bartech Mediterranean Ltd., an Israeli company. According to the Agreement of Acquisition, BAI issued 12,000,000 shares to BTM shareholders in exchange for all of the outstanding shares of BTM, with the result that BTM became a wholly owned subsidiary of BAI. The name of the company was changed soon after the BTM acquisition.

     Since inception, HOMI has devoted all of its resources to raising its initial capitalization, engaging in a private placement offering and negotiating the acquisition of BTM. From inception until the acquisition of BTM, HOMI raised $3,500 in its initial capitalization and $650,000 in a private placement offering of which $220,000 was received on February 2002.

          BTM was incorporated in 1997 under the laws of Israel. Since its inception, BTM has been selling, installing and operating computerized mini-bars in hotels. BTM both sells computerized mini-bars to hotels, and enters into outsourcing agreements with hotels pursuant to which BTM receives a percentage of revenues. In November 2001, BTM issued 11,245,528 common shares to founders at par value per share. In 2000, BTM raised $ $209,000 through the sale of 491,032 shares of common stock at $.42 per share. In October 2001, BTM issued
200,000 shares of common stock as consideration for the acquisition of an additional 10% in a South African affiliate. The deemed value of the shares acquired was $50,000. These shares, combined with the 63,440 shares originally issued to the founders of BTM, comprise the 12,000,000 shares of BTM that were issued and outstanding at the time of its acquisition by BAI.

     HOMI, through BTM and its subsidiaries is the exclusive distributor of Bartech Systems International Ltd. (BSI), a manufacturer of computerized mini-bars, in Israel, Jordan, Turkey and South Africa. HOMI, through a subsidiary, HOS, which is owned 70% by a HOMI subsidiary and 30% by BSI, has the exclusive rights to purchase and operate Bartech mini-bars through outsource operating agreements in the United States.

Three  Months  Ended  March  31,  2002  and  2001

HOMI  (Consolidated)

Results  of  Operations

For the three months ended March 31, 2001 and 2002, HOMI had gross sales of $142,000 and $123,000, respectively, a decrease of $19,000 as a result of the continuing crisis in the Middle East. However, the decrease of sales in Israel was offset by an increase in sales in HOMI's South African operations.

We operate in the hospitality industry, and the continuing crisis in the Middle East has resulted in a decrease in occupancy in the hotels in which we operate. Net loss increased from $25,000 to $64,000 in the respective three-month periods. This crisis may continue to have a negative impact on our business.

Cost of sales for the quarters ended March 31, 2001 and 2002 were ($93,000) and ($79,000), respectively, a decrease of $14,000. However, as a percentage of sales, the cost of sales remained the same (64%).

Gross profit decreased from $49,000 to $44,000 for the quarters ended March 31, 2001 and 2002, respectively, as a result of the decrease in occupancy of hotels in which we operate.

Sales and Marketing expenses increased from $1,000 to $4,000 for the quarters ended March 31, 2001 and 2002.

General and administrative expenses increased from $71,000 to $116,000 for the first three months of 2001 and 2002, respectively, due to an increase in the cost of professional services and other expenses incurred in expanding to new markets.

Operating (loss) increased from ($23,000) for the three months ended March 31, 2001 to ($76,000) for the similar period in 2002, as a result of a decrease in sales and an increase in general and administrative expenses.

Liquidity  and  Capital  Resources

At March 31, 2002, HOMI had long term liabilities of $428,000 for long term loans from banks and others and $152,000 current maturities. The bank loans accrue interest at a rate of LIBOR plus 2.25%. HOMI had short-term bank credit of $311,000 at March 31, 2002, and cash and cash equivalents of $723,000.

Pursuant to final draft of agreement, Bank Leumi U.S.A (N.Y) has agreed to finance HOMI's purchase of mini-bars to enable HOMI to fulfill its February 13, 2002 agreement with Hyatt Regency-San Fransico. According to the Bank Leumi agreement, HOMI will fund 30% of the estimated $800,000 purchase price, with Bank Leumi financing the remaining 70% at 10% per annum.

Years  Ended  December  31,  2001  and  2000

HOMI  (Consolidated)

Results  of  Operations

     The net loss for years ended December 31, 2001 and 2000 was $ 94,000 and $126,000 respectively. These losses are primarily the result of low occupancy rates in hotels in which we operate.

     For the years ended December 31, 2001 and 2000, HOMI had $607,000 and $631,000 in gross sales, respectively. The decrease is a result of the current crisis in Israel offset partially by the beginning of operations in South Africa. The average yearly occupancy rate in hotels in which HOMI operates has declined from 59% in 2000 to 42% in 2001.

     Cost of Sales was $476,000 in 2001 and $459,000 in 2000. This increase was due to an increase of depreciation and salaries. As sales decreased and the cost of sales increased, gross profit margins decreased.

     Gross profit decreased from $172,000 in 2000, to $131,000 in 2001 as a result of the decrease in hotel occupancy in which we operate, and increase of cost of sales.

     General and administrative expenses were $171,000 in 2001 and $136,000 in 2000.This increase is a result of increase in cost of professional services and other expenses due to expanding to new markets, especially in the United States, and costs incurred as a result of the growth of the company, its merger with HOMI and financing activities.

     Sales and marketing expenses decreased from $83,000 in 2000 to $40,000 in 2001.

     Operating loss increased from $47,000 for the year ended December 31, 2000, to $80,000 for the year ended December 31, 2001. This was due to a decrease in sales and an increase in the cost of sales and general and administrative costs.

     Financing expenses decreased from $77,000 in 2000 to $57,000 in 2001, as a result of the decrease in the outstanding balance of loans, and the decrease in interest rates.

     In 2001, four customers represented 85% of total sales. In 2000, three customers represented 85% of total sales.

     HOMI's assets increased from $892,000 in 2000 to $1,466,000 in 2001 as a result of increase in cash and increase in property and equipment.


Liquidity  and  Capital  Resources

     In 2001 and 2000, HOMI funded its operations through sales revenues and a private placement offering. HOMI has authorized credit lines of $250,000, denominated in NIS. Interest is prime plus 3%. At December 31, 2001, $239,000 was outstanding on this line of credit.

     In 2001, HOMI had long-term debt consisting of $376,000 of bank loans which bear interest at a rate of LIBOR plus 2.25%, and $142,000 of a long-term loan from a financial institution, bearing interest at 9.7% per annum. In addition, in 2001, a minority shareholder in South Africa lent the company $90,000 at a rate of LIBOR plus 2%.

     The overall long-term debt of HOMI in 2001 was $608,000, of which $155,000 was current maturities.

     In 2001, BTM received three loans from HOMI amounting to $396,000. According to the loans terms, they bear interest at a rate of LIBOR plus 1.75% per annum. The loans, including any and all interest earned thereon will be deemed as a capital contribution, by the holder, in BTM, in the event HOMI engages in a public offering of its securities no later than October 1, 2002. The notes also state that in the event HOMI does not have an initial public offering of its securities declared effective by the United States Securities and Exchange Commission by October 1, 2002, BTM undertakes to repay this note in 36 equal, consecutive, monthly installments, beginning on November 1, 2002.

                                    BUSINESS

General

     HOMI was incorporated under the laws of the State of Delaware on November 9, 2000 under the name Benjamin Acquisitions, Inc. On December 28, 2001 the company acquired Bartech Mediterranean Ltd., an Israeli corporation. On January 8, 2002, the company amended its certificate of incorporation to change its name to Hotel Outsource Management International, Inc. HOMI, though its subsidiaries, has contracts to distribute, market, operate and service mini-bars in hotels located in Israel, Turkey, Jordan and South Africa. In addition, commencing in July 2002, through its subsidiary, HOS, HOMI will own and operate Bartech mini-bars in the United States.

      HOMI is the exclusive distributor of Bartech mini-bars in Israel, Jordan, Turkey, and South Africa. We have the exclusive rights to distribute
Bartech mini-bars in outsource operations in the United States. To date HOMI and its subsidiaries have entered into contracts with eight major hotels to provide the hotel rooms with mini-bars, as well as to operate and service the mini-bars. HOMI, through its subsidiaries, intends to develop the outsource operation program in the United States and other countries.

Subsidiaries

     HOMI is a holding company for several corporations, which distribute, market and operate hotel mini-bars. The following is a schedule of HOMI's subsidiaries

I. Bartech Mediterranean, Ltd., an Israeli corporation owned 100% by HOMI. BTM has contracts for the distribution and service of Bartech mini-bars in Israel, Jordan, and Turkey. It owns and operates Bartech mini-bars in three hotels in Israel for a total of 1,200 rooms.

     A. Bartech Mediterranean Eilat (1999) Ltd., an Israeli corporation owned 100% by BTM. Bartech Mediterranean Eilat (1999) Ltd. owns and operates 250 Bartech mini-bars in one hotel in Eilat, Israel.

     B. Bartech Mediterranean (Operation 99) Ltd., an Israeli corporation owned 50% by BTM. Bartech (Operation 99) owns and operates Bartech mini-bars in one hotel in Israel with 170 rooms. The remaining 50% is owned by three other un-affiliated parties.

     C. Remstone Limited, a British Virgin Islands Corporation owned 100% by BTM. Remstone is a holding company for Batim Bartech Agencies (Pty) Limited, a South African Company.

     D. Batim Bartech Agencies (Pty) Limited, a South African corporation owned 60% by Remstone Limited, owns and operates Bartech mini-bars in two South African hotels which have approximately 400 rooms. The remaining 40% is owned by Ice Maiden International Limited.

          1. Embossed Trading (Pty) Ltd., a South African corporation owned 100% by Batim Bartech. This is an inactive corporation.

     E. Hila International Corp., a Delaware corporation owned 100% by Bartech Mediterranean.


          1. Hotel Outsource Services, Inc., (HOS) a Delaware corporation owned 70% by Hila and 30% by BSI. HOS is the exclusive outsourcing company for Bartech mini-bars in the United States. In February 2002, HOS entered into an agreement to provide, operate and service all of the rooms in the San Francisco Hyatt Hotel which has 805 rooms.

Bartech  Mediterranean  Ltd.

     BTM was incorporated pursuant to the laws of Israel in 1997. It was acquired by HOMI on December 28, 2001. BTM was formed to sell and operate computerized mini-bars in countries throughout the world.

     BTM has an agreement with BSI pursuant to which BTM is the exclusive distributor of Bartech mini-bars in Israel, Turkey and Jordan. BTM has the exclusive right to sell license, import, market, distribute, install and service Bartech mini-bars in Israel, Turkey, and Jordan. The term of this agreement is December 2000 through 2001 with automatic renewals for an additional two years, after which BSI and BTM may choose to renew the agreement. BSI may terminate the agreement if BTM does not meet certain sales targets. No targets were set for 2002 as a result of the situation in the Middle East and the events of September 11, 2002. BTM has assigned its rights to sell and service Bartech mini-bars in Turkey to Protel Bilgisayar Limited Sirketi, a Turkish corporation, in return for a certain share of the profit margins. BTM, through Bartech Mediterranean Eilat (1999) Ltd., has an outsource agreement with Queen of Sheba Or-Yam, a Hilton hotel for ten years commencing October 1999. BTM also has, through Bartech Mediterranean (Operation 99) Ltd., outsource operation agreements with Sheraton Israel Ltd. on behalf of Sheraton City Tower. BTM has outsource operation agreements with Inter-Continental Hotels corporation for the David Inter-Continental hotel in Tel Aviv, with Dan Hotels Company Ltd. for the Dan Tel-Aviv hotel, and directly with Carlton Tel Aviv.

Bartech  Mediterranean  Eilat  (1999)  Ltd.

     Bartech Mediterranean Eilat (1999) Ltd. is an Israeli corporation incorporated in 1999. Bartech Eilat is a wholly owned subsidiary of BTM.

Remstone  Limited

     Remstone Limited is a British Virgin Islands Company incorporated in 1999. 100% of the issued and outstanding shares of Remstone is owed by BTM. On December 2000, Remstone acquired 50% of the issued and outstanding shares of Batim Bartech Agencies (Pty) Limited, a South African corporation and acquired an additional 10% in October 2001.

Batim  Bartech  Agencies  (Pty)  Limited

     Batim Bartech Agencies (Pty) Limited was incorporated pursuant to the laws of South Africa in 1999. Batim Bartech is the exclusive distributor of Bartech mini-bars in South Africa, with the exclusive right to sell and operate Bartech mini-bars in South Africa. The exclusive distributorship agreement was entered into in December 2000 and unless terminated, automatically renews each year for the next two years. BSI and Batim Bartech may renew the agreement after the three-year term. BSI may terminate the agreement if Batim Bartech does not achieve certain sales targets. No annual targets were set for 2002 as a result of the situation in the Middle East and the events of September 11, 2001.

     Batim Bartech has contracted with Southern Sun Hotel Interests (Pty) Limited, the managing company for Inter-Continental Hotels and Crown Plaza Hotels in South Africa, and Airport Sun Inter-Continental-Johannesburg to install, maintain, and operate Bartech mini-bars in an outsource operation. This contract is in force for ten years commencing in May 2001, and may be extended. Batim Bartech has also contracted with Tsogo Sun Holdings (Pty) Limited, owners of Palzzo Inter-Continental at Montecasino to install and operate Bartech mini-bars at the Palazzo Inter-Continental at Montecasino in an outsource operation. This contract is for a term of ten years commencing September 2000 and may be extended.

Embossed  Trading  (Pty)  Ltd.

     Embossed Trading (Pty) Ltd. was incorporated in South Africa in 1999. It is a wholly owned subsidiary of Batim Bartech. It is an inactive company.

Bartech  Mediterranean  (Operation  99)  Ltd.

     Bartech Mediterranean (Operation 99) Ltd. is an Israeli corporation formed in 1999. It is owned 50% by BTM. Pursuant to an outsource agreement with Sheraton, (Operation 99) services and operates Bartech mini-bars in the Sheraton City Tower hotel, in Ramat Gan, Israel. The remaining 50% is owned by three unaffiliated shareholders.

Hotel  Outsource  Services,  Inc.

     HOS, incorporated in 2001, is owned 70% by Hila, a wholly owned subsidiary of BTM, and 30% by BSI. HOS was formed to purchase and operate Bartech mini-bars in hotels located in the United States. As part of its outsourcing agreements, HOS intends to supply an hotel with mini-bars, as well as purchase food, beverages and other items to be stocked in mini-bars, and stock, restock, and maintain the mini-bars. HOS has agreed to use only Bartech mini-bars in its outsource operations. In turn, BSI has agreed that HOS will be its exclusive provider of outsourcing services in the United States.

     On February 25, 2002, HOS entered into an agreement with Hyatt Corporation for Hyatt Regency Hotel-San Francisco to purchase and operate Bartech mini-bars in all 805 of the rooms in the Hyatt Regency Hotel - San Francisco. Operations are scheduled to commence in July 2002. According to this agreement, HOS will be the exclusive operator of mini-bars at this hotel for nine years. The agreement also allows Hyatt Regency to purchase the mini-bars from HOS after 36 months.

     Hotel Outsource Services, Inc. is owned 70% by Hila International Corp., a wholly owned subsidiary of BTM, and 30% by BSI. HOS has the exclusive right to outsource Bartech mini-bars in the United States. BSI has the option to acquire another 20% so that BSI and Hila would each own 50%. This option may be exercised until April 1, 2003. Additionally, BSI has the option to purchase all, but not less than all of the HOS shares held by Hila, and all other HOS shareholders, if any. This option may be exercised immediately upon HOS's installment of at least 5,000 mini-bars in United States hotels in connection with outsourcing agreements, and for 60 months following such date. If BSI elects to exercise the option to purchase all of Hila's shares in HOS, the value of HOS will be deemed to be the greater of (a) $2,250 multiplied by the number of mini-bars operated by HOS (minimum of $11,250,000) or (b) HOS's net after tax income for the 12 full months prior to the month the option is exercised, multiplied by 15, and BSI will have to pay Hila its pro-rata portion of this value. The exercise of such option would result in BSI's ownership of 100% of HOS.

Industry  Background

     The concept of in-room sales of food, beverages and other small non-perishable goods has existed for many years in the hotel industry. Traditionally, two primary means of selling in-room consumable goods have been used within the lodging industry- the "honor" system and the "vending machine" system. The honor system utilizes a small refrigerator and a form listing all items available for purchase within the refrigerator. Each day, the guest completes the form detailing items purchased during their stay. The following day, a hotel employee will remove the form from the room and manually add the invoice to the guest room charges. The vending machine system utilizes a refrigerator similar to the honor system, but the interior of the refrigerator resembles a traditional vending machine, comprised of plastic doors to access the food. With this kind of system, product choice is made by pressing the selected button or by entering a specified code on an attached keyboard. By opening the section containing the product or entering the code on the keyboard, a command is sent from the room to the property management system and the appropriate amount is added to the guest's room charges.

     The honor system often results in losses attributable to non-reported or disputed selections by guests. The honor system does not provide a central control for refilling, and requires manual inventory of each room, whether or not items are consumed. These systems often require at least two trips for inventory management; one to ascertain goods consumed and one to restock the goods consumed. The vending machine system presents a mechanical, machine-like appearance, which often conflicts with the aesthetics of a full service-lodging establishment and has a chilling effect on impulse purchases. HOMI also believes that the vending machine system does not provide an adequate selection of items to chose from, which potentially leads to guest dissatisfaction and loss of incremental revenue opportunities. Although the vending machine system avoids extra trips, the machines are mechanical and require a relatively expensive maintenance contract.

     We believe that the Bartech mini-bars we sell and/or operate address these shortcomings by providing fully computerized management system for open display mini-bars. Bartech mini-bars contain an automated control and management system that monitors the movements of all items in the mini-bar. Bartech mini-bars provide interfaces to the hotel's property management system. Furthermore, the system generates a refill report so that the attendant will only go to those rooms that require stocking. Accordingly, revenues are reported accurately and the unit is restocked timely. In fact, the average hotel utilizing traditional mini-bar systems requires one employee for every 100 rooms to monitor and manage mini-bar activity. Through utilization of the Bartech mini-bar, customers report that they can increase the number of rooms that one employee can manage to more than 300.

Customers  and  Markets

     HOMI currently markets and sells Bartech mini-bars to full-service hotels in 4 countries. These target hotels typically have a minimum of 100 rooms. Target customers in the full-service sector encompass deluxe, luxury, upscale and mid-scale establishments. According to Smith Travel Research, the U.S. full-service sector represented roughly 1.8 million hotel rooms in 2000. Smith Travel Research estimates that the number of new units under construction will increase in major metropolitan cities, specifically San Francisco, Las Vegas, Orlando, Chicago, New York, Washington D.C., Miami, and Los Angles. In 2002, HOMI, through its operating U.S. subsidiary, HOS, will begin in an outsource operation program with Hyatt Regency Hotel in San Francisco, to provide and operate 805 mini-bars in that hotel. HOMI believes that this contract with Hyatt Corporation, a leading hotel chain, will facilitate further sales in the San Francisco market and other U.S. cities. HOMI through HOS, is looking to further penetrate the U.S. market.

Products

      HOMI purchases its mini-bars from BSI. The Bartech automatic mini-bars look like ordinary refrigerators, but their operation is controlled by a secure and automatic computer system.

     The mini-bars were originally developed by BSI in 1988 to meet the specifications of Hilton International. The first units were installed in the Hilton hotel in Geneva. The open display and optional "dry section" allow a wide range of items to be offered to hotel guests. The units can accommodate up to 42 different types of drinks and snacks and can hold up to 60 items. Capacities vary from 40 liters to 75 liters. BSI has 86 different models to fit varying cabinet sizes. Door, cabinet finish, volumes, styles and dry sections can be custom ordered based on a hotel's needs.

     The Bartech mini-bar marketed and operated by HOMI is an automated system containing proprietary software, sensors and interface to the hotel's property management system. HOMI believes that the BSI system enables HOMI's customers to manage their inventory of in-room consumables more effectively, enhance service efficiency, reduce labor cost, and potentially increase revenue per available room.

     Bartech mini-bars contain software which allows them to interface directly with a hotel's own billing system. Data transmission can be by means of the telephone wires or co-axial antennae cable. System software controls billing, automatic refill reports, lists of rooms with credit or without credit, listing of anomalies, price and inventory management, cash flow reports and stock analysis. The systems control stock rotating and product expiration dates, which helps when ordering new stock and enables stock to be rotated or discounted prior to expiration. The computer system also controls the energy consumed by each unit by reference to time of day, season, maintenance, and can automatically activate defrosting. Energy consumption may be reduced approximately 40% through this system.

     Bartech mini-bars interface with a hotel's central computer and provide automatic invoicing, reducing shrinkage (loss or theft) from approximately 20%-30% to approximately 2%.

     The traditional mini-bar is a refrigerator with a lock. Hotel guests are supposed to report any usage to the front desk upon check out. Although mini-bar prices are very high, yielding gross margins of approximately 60%, hotels rarely make a profit from the traditional "honor" mini-bar systems.
Guests are often not honest in declaring their usage and/or hotel staff may remove items from the mini-bar.

     Bartech mini-bars considerably reduce labor costs as one minibar attendant can refill more than 300 Bartech mini-bars as opposed to one attendant per 90 - 100 manual mini-bars. The Bartech system provides inventory controls which mitigate product waste from expiration.

Strategy

     HOMI's objective is to grow its customer base, especially in the United States during the first stage, and later on, in other countries. To date, we have engaged in two types of agreements with hotels: (a) sales agreements where HOMI purchases mini-bars from BSI at distributors' prices and then resells them to hotels at end-user prices; and (b) agreements where HOMI purchases, installs and operates mini-bars in a hotel and shares the mini-bar revenues with the hotel in agreed upon ratios. While we are looking to develop both arms of this business, our primary focus is on our installation, operation and revenue sharing agreements. HOMI refers to this revenue sharing plan as its "Outsource Operation Program." We intend to enter into long term, 9-10 year, outsource operation program agreements with additional hotels. HOMI intends to develop its outsource operation program of Bartech mini-bars in the United States through HOS, and to offer the outsource operation program in other countries as well.
HOMI intends to purchase the Bartech mini-bars from BSI and to operate under exclusive outsourcing contracts with major hotels. Our main focus is on upscale hotels located in major cities and near airports. To date, HOMI and its subsidiaries have entered into such contracts with seven hotels located in Israel and South Africa. In addition, we expect the first such outsource operation of Bartech mini-bars will begin in the United States in July 2002 when HOS commences installation and operation of 805 mini-bars located in the Hyatt Regency Hotel in San Francisco.

Outsource  Operation  Program

     HOMI is aware that many hotels do not want to pay upfront for their mini-bars, and many do not want to allocate resources to operate mini-bars either. As a result, HOMI has developed its outsource operation program which is designed to minimize the hotels' expenses. The Outsource Operation Program will become an integral part of HOMI's sales and marketing strategy in the United States and HOMI will offer it to hotels in the United States.

     This program has been successfully implemented by HOMI's subsidiaries since 1999, in Israel and South Africa.

Since Bartech's computerized mini-bar system will register the mini-bar revenues automatically and accurately, it enables us to share the revenues with the hotel in a precise and accurate manner, with a strict control on sales and inventory.

     The outsource operation program requires HOMI to purchase the mini-bars and install and operate them. The net revenues from all mini-bar purchases are divided between HOMI and the hotel. The exact terms may vary from hotel to hotel.

     We believe additional hotels will be interested in entering into outsource operation agreements with us for the following reasons:


  - Another  revenue  stream
  - No  labor  expenses  and  no  operating  costs
  - No  purchase  of  goods  and  no  inventory  management
  - Added  service  to  guests,  improved  competitive  edge
  - No  downside:  hotel  is  taking  no  risks,  financial  or  other
  - Hotel  has  the  option  to purchase the system (allows for "wait and see")
  - Outsourcing  allows  the  hotel  to  focus  on  major  revenue  sources
  - Quality  of  service:  we  specialize  in  the  field
  - Increased  control  and  management,  extensive  reporting
  - No  maintenance  by  hotel
  - Constant  technical  and  technological  upgrade


Contracts

     The following are the basic terms of the outsource operation program contracts HOMI has entered into with several hotels and intends to enter into with additional hotels.

     - HOMI purchases the minibars from BSI and installs them in the hotels;

     - The hotel provides the cabinet into which the mini-bar is placed, at its own cost;

     - The hotel provides all wiring necessary for the mini-bars to interface with the hotel's computer system;

     - HOMI purchases the goods to be filled in the minibars; it refills and operates and maintains the mini-bars;

     - The personnel operating and maintaining the mini-bars are HOMI employees or hotel employees paid by HOMI;

     - The hotel bears the cost of electricity required for operation of the mini-bars;

     - The hotel supplies all glasses, bottle openers, trays and other accessories for the mini-bars, and replaces such accessories on a daily basis;

     - The hotel collects the revenues from all mini-bar purchases;

     - The pricing of the products stocked in the mini-bar is determined mutually by HOMI and the hotel;

     - The term of the contract is usually 9-10 years, and may thereafter be extended on a year to year basis;

     - The hotel has an option to purchase the Bartech system starting from the end of the third year of the operation;

     - Net revenues from all mini-bar purchases are allocated between the hotel and HOMI on a monthly basis;

     - The hotel will provide HOMI office and storage space within the hotel for a base of operations.

Competition

Presently, Bartech's main competitors in the United States are Minibar Systems, Inc. and eRoomSystem Technologies, both of which offer outsourcing or revenue sharing programs. We are also competing with certain options offered by BSI.

BSI  offers  four  different  options  to  its potential customers in the United
States:

     1. DIRECT SALE. Some major hotel chains have preferred vendor or exclusive vendor agreements with BSI. Should the hotel owners have the available cash-flow to purchase the system, they will often prefer this option, as they usually will be able to repay the system after only 3 years of operation. But as Bartech is a very expensive system, generally a lot of hotels do not have the resources to purchase it. In addition, for a long time, manual mini-bars have been associated with creating a lot of work with little profit or even losses. Many hotels will still prefer for a third party to take the operating burden and risk.

     2. LEASING. This allows a hotel to lease the mini-bars directly from BSI. A hotel which leases its mini-bars is responsible for all day-to-day operations concerning the mini-bars, and all costs involved with such operations.

     3. REVENUE SHARE. This program is different than our outsource operation as BSI (or a third party) will finance the equipment, but the hotel will operate the system. Consequently, the hotel is still involved in the day-to-day operation. The hotel will purchase the goods and employ the attendants and the hotel has a theoretical risk of having an operating loss during a slow period.

     4. OUTSOURCE OPERATION PROGRAM, offered exclusively through HOS with no financial risk whatsoever to the hotel.

     As a result of BSI's other options, even if a hotel has chosen the Bartech system, we still need to compete with the other plans offered by BSI. Our initial goal following a full introduction of the outsource program is a 25% - 33% market share of all Bartech sales in the United States. That will be the equivalent of approximately 4,000 - 5,000 new outsourced units per year. We intend to gradually increase our market penetration, and our exposure in the market, and believe that the outsourcing program will increase in popularity and sales.

Intellectual  Property

     HOMI holds no patents, trademarks, service marks or other intellectual property for the Bartech mini-bars.

Employees

     As of December 31, 2001, HOMI and its subsidiaries had ten full time and three part time employees.

Facilities

     HOMI's headquarters are located at 63 Wall Street, Suite 1801, New York, New York, in the offices of Schonfeld & Weinstein, L.L.P., at no cost to HOMI. Schonfeld & Weinstein, L.L.P. is counsel to HOMI and is a shareholder of HOMI. BTM's headquarters are located at 25 HaMered Street, Tel Aviv, Israel. The monthly rent is $3,000. HOS has its headquarters at 1 Enbarcadaro Center, Suite 500, San Francisco, California 94111. The monthly rent is $500. HOMI also has an office and storage room in each hotel with which it has an outsource operation. Such offices are given to HOMI free of charge.

Legal  Proceedings

     HOMI  is  not  a  party  to  any  pending  legal  proceedings.


                                   MANAGEMENT

Executive  Officers  and  Directors

     The following is a list of the executive officers, directors and key employees of HOMI and BTM, and their respective ages as of December 31, 2001.

HOMI

NAME           AGE  POSITION
-------------  ---  ------------------------

Jacob Ronnel    45  CEO, President, Director
-------------  ---  ------------------------

Ariel Almog     34  COO, Secretary, Director
-------------  ---  ------------------------

Zeev Danziger   55  Director
-------------  ---  ------------------------

BTM


NAME           AGE  POSITION
-------------  ---  ------------------------

Jacob Ronnel    45  CEO, Director
-------------  ---  ------------------------

Ariel Almog     34  COO, Director
-------------  ---  ------------------------


Biographies

     Jacob Ronnel, 45, has been President and a director of HOMI since December 28, 2001, director of Bartech Mediterranean Ltd. since May 1997 where he became a managing director in March 1998; and director and chief executive officer of Hotel Outsource Services, Inc. since September 2001. From July 1997 to September 1997, Mr. Ronnel was a consultant to and provisional manager of Brookside Investments, Ltd. Since 1996, he has been consultant for Kassel
Financial Consultants, located in Israel. Mr. Ronnel obtained a degree in International Hotel Administration from Ecole Hoteliere de Lausanne, Switzerland.

     Ariel Almog, 34, has been Vice President, secretary and director of HOMI since December 28, 2001. He has been a director of Bartech Mediterranean Ltd. since May 1997 and a general manager since March 1998, and a director and chief operating officer of Hotel Outsource Services, Inc. since September 2001. Since 1996, Mr. Almog has been an owner of a franchise Apropo Cafe restaurant in Israel. He received a Bachelor of Business Administration and Marketing from Schiller International University (American University, Paris, France).

     Zeev Danziger, 55, has been a director of HOMI since 2002. Since May 2000, Mr. Danziger serves as a financial advisor for companies located in Israel. From 1972 to 2000 he worked at Leumi Bank in Israel, in which he spent 13 years as a manager in the corporate division. Mr. Danziger received a Bachelor of Science in Chemistry, a Bachelor of Social Sciences in economics, and a Master degree of Business Administration (MBA), from Tel Aviv University in Israel.

Directors'  compensation

     Directors will be reimbursed for the expenses they actually incur in attending board meetings. Directors will not be paid a fee for their service or attendance at board meetings but may receive remuneration in the future. To date, directors have received no compensation.

Executive  officers'  compensation

     HOMI has not paid any officers' salaries to date. However, BTM has paid officers' and directors' salaries on behalf of HOMI.

     HOMI intends to adopt an Employee Stock Option Plan for management and key employees in which between 2,000,000 and 3,000,000 options would be issued, however as of the date of the prospectus, no such plan has been adopted.

HOMI

OFFICER           YEAR    SALARY
------------      ----    -------
                  1999    N/A
                  2000    N/A
Jacob Ronnel      2001    N/A
                  1999    N/A
                  2000    N/A
Ariel Almog       2001    N/A
----------------  ----    -------
                  1999    N/A
                  2000    N/A
Zeev Danzinger    2001    N/A
----------------  ----    -------

 Joseph Stabholz  1999    N/A
                  2000    $     0
                  2001    $     0

BTM

OFFICER           YEAR    SALARY
----------------  ----    -------
                  1999    $ 5,672
                  2000    $18,724
Jacob Ronnel      2001    $27,970
                  1999    $44,613
                  2000    $56,871
Ariel Almog       2001    $66,744
----------------  ----    -------

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to HOMI with respect to beneficial ownership of HOMI common stock as of December 31, 2001, and as adjusted for the sale of the securities offered by this prospectus, the number and percentage of outstanding shares of common stock beneficially owned by each person who beneficially owns:

     more  than  5%  of  the  outstanding  shares  of  our  common  stock;
     each of our officers and directors; and all of our officers and directors as a group.

     Except as otherwise noted, the persons named in this table, based upon information provided by these persons, have sole voting and investment power with respect to all shares of common stock owned by them.



Names and Address of Beneficial    Number of Shares   % Beneficially
Owner                             Beneficially Owned       Owned
--------------------------------  ------------------  ---------------

Jacob Ronnel
21 Hasvoraim Street
Tel Aviv, Isreal                      3,326,917           15.12%
--------------------------------  ------------------  ---------------

Ariel Almog
Moshav Nordia
Isreal                                3,326,917           15.12%
--------------------------------  ------------------  ---------------


Blackborn Consulting (1999) LTD.
25 HaMerad Street
Tel Aviv, Isreal                      3,326,917           15.12%
--------------------------------  ------------------  ---------------

                            DESCRIPTION OF SECURITIES

     As of the date of this prospectus, our authorized capital stock consists of 30,000,000 number of shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value.


Common  Stock

     As of December 31, 2001 there were 22,000,000 shares of common stock outstanding held of record by 95 shareholders.

     Holders of common stock are entitled to one vote, there is no preferred stock issued or outstanding.

Transfer  Agent

     Atlas Stock Transfer Corp., 5899 South State St. Salt Lake City, Utah 84107, will serve as the Transfer Agent for the common stock.


                         SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this offering there has been no market for HOMI's securities. Future sales of substantial amounts of common stock or warrants in the public market could adversely affect market prices prevailing from time to time. HOMI has 22,000,000 shares outstanding, 4,514,249 of which are being registered in this registration statement. These shares will be freely tradable without restriction or further registration under the Securities Act (except for any shares purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act). The remaining 17,485,751 shares will be eligible to be sold pursuant to Rule 144 at various times until December 2002.

     In general, under Rule 144 of the Securities Act as currently in effect, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner except an affiliate) would be entitled to sell within any three month period a number of shares that does not exceed the greater of: (i) one percent of the number of share of common stock then outstanding; or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about HOMI. Under Rule 144(k), a person who is not deemed to have been an Affiliate of HOMI at any time during the 90 days preceding a sale, and who has beneficially owned the share proposed to be sold for at least two years (including the holding period of any prior owner except for an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144; therefore, unless otherwise restricted, "144(k) shares" may be sold immediately upon the completion of this offering.

     Inside shareholders, including management of HOMI own 45.36% of outstanding HOMI common stock. As a result, these insiders control the company, and will continue to be able to elect all of HOMI's directors, appoints its officers and control HOMI's affairs and operations. HOMI's articles of incorporation do not provide for cumulative voting.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for HOMI by its counsel, Schonfeld & Weinstein, L.L.P., 63 Wall Street, Suite 1801, New York, New York 10005.

                                     EXPERTS

     Kost, Forer & Gabbay, independent auditors, have audited our consolidated financial statements at December 31, 2001, and for each of the two years in the period ended December 31, 2001, as set forth in their report. We have included our financial statements elsewhere in this prospectus and in the registration statement in reliance on Kost, Forer & Gabbay's, a member of Ernst & Young Global, independent auditors, report, given on their authority as experts in accounting and auditing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 28, 2001, HOMI acquired 100% of the issued and outstanding common stock of BTM. Jacob Ronnel and Ariel Almog are officers, directors and principal shareholders of BTM. Upon consummation of the acquisition of BTM, Mr. Ronnel and Mr. Almog each became an officer and director and principal shareholder of HOMI.

     On August 30, 2001, HOMI lent BTM $200,000, and $146,250, and was issued promissory notes by BTM. On November 14, 2001, HOMI lent BTM $48,750, and was issued a promissory note by BTM. In February 2002, HOMI, loaned BTM $200,000 and was issued a promissory note for that amount.

                  SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

     The selling shareholders have advised HOMI that sales of the shares may be effected from time to time in transactions, including block transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the shares or a combination of such methods of sales, at fixed prices that may be changed, at market prices prevailing at the time of sales, or at negotiated prices. The selling shareholders may effect such transactions by selling the shares directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both. Jacob Ronnel and Ariel Almog, directors of HOMI, have advised HOMI that they have not entered into any agreement with respect to the sale of their shares.

     The selling shareholders and any broker-dealers that act in connection with the sale of the shares as principals may be deemed to be "underwriters" within the meaning of Section 2 (11) of the Act and any commission received by them and any profit on the resale of the shares and/or as principals might be deemed to be underwriting discounts and commissions under the Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Act. HOMI will not receive any proceeds from sales of the shares by the selling shareholders. Sales of the shares by the selling shareholders, or even the potential of such sales, could have an adverse effect on the market price of the common stock.

     There can be no assurance that selling shareholders will be able to sell some or all of the shares listed for sale herein. There is no established public trading market for common stock as of the date of this prospectus.

     The following table sets forth certain information with respect to the selling shareholders for whom HOMI registering the shares for resale to the public. HOMI will not receive any of the proceeds from the sale of their shares. There are no material relationships between any of the shareholders and HOMI except as otherwise indicated. Beneficial ownership of the shares by each selling stockholder after the sale will depend on the number of shares sold by each selling stockholder. The shares offered by the selling shareholders are not being underwritten.

                         NUMBER OF
                         SHARES OF     NUMBER OF      NUMBER OF     % OF CLASS
SELLING                 COMMON STOCK  SHARES BEING   SHARES HELD    HELD AFTER
SHAREHOLDERS                HELD       REGISTERED   AFTER OFFERING   OFFERING
----------------------  ------------  ------------  --------------  -----------

A. Salomon
Investments &
Consulting Ltd.               12,500        12,500               0           0
----------------------  ------------  ------------  --------------  -----------
Abraham Barnett               25,000        25,000               0           0
----------------------  ------------  ------------  --------------  -----------
Adam Stabholz                 37,500        37,500               0           0
----------------------  ------------  ------------  --------------  -----------
Agadi Consulting &
Investments Ltd.              12,500        12,500               0           0
----------------------  ------------  ------------  --------------  -----------
AHD International
Ltd.                         269,950       269,950               0           0
----------------------  ------------  ------------  --------------  -----------
Alon Doron                    25,000        25,000               0           0
----------------------  ------------  ------------  --------------  -----------


                                       31

Avi Kamar                      6,250         6,250               0           0
----------------------  ------------  ------------  --------------  -----------
Avinoam Unger                 25,000        25,000               0           0
----------------------  ------------  ------------  --------------  -----------
Avner Briner                 100,000        50,000          50,000         N/A
----------------------  ------------  ------------  --------------  -----------
Baruch Ravid                  28,500        28,500               0           0
----------------------  ------------  ------------  --------------  -----------
Beta Corp.                    15,000        15,000               0           0
----------------------  ------------  ------------  --------------  -----------
Bryss Enterprises             25,000        25,000               0           0
----------------------  ------------  ------------  --------------  -----------
Bouyiakasha Limited           31,250        31,250               0           0
----------------------  ------------  ------------  --------------  -----------
C.M.N. S.A.                  375,000        75,000         300,000         1.4%
----------------------  ------------  ------------  --------------  -----------
Calderstone
Investment Ltd.              568,000        68,000         500,000         2.3%
----------------------  ------------  ------------  --------------  -----------
Carmel Naftali, Adv.
(Trustee)                     50,000        50,000               0           0
----------------------  ------------  ------------  --------------  -----------
Dan Margalit                  12,500        12,500               0           0
----------------------  ------------  ------------  --------------  -----------
Dan Cahal                     25,000        25,000               0           0
----------------------  ------------  ------------  --------------  -----------
Dan Eilat                     25,000        25,000               0           0
----------------------  ------------  ------------  --------------  -----------
David Yakov                   25,000        25,000               0           0
----------------------  ------------  ------------  --------------  -----------
Dennis Berger                 10,000        10,000               0           0
----------------------  ------------  ------------  --------------  -----------
Dov Shaked                    25,000        25,000               0           0
----------------------  ------------  ------------  --------------  -----------
Dror Dvir                     12,800        12,800               0           0
----------------------  ------------  ------------  --------------  -----------
Efraim Rothschild             75,000        50,000          25,000         N/A
----------------------  ------------  ------------  --------------  -----------
Ehud Guth                     18,750        18,750               0           0
----------------------  ------------  ------------  --------------  -----------
Einat Meiri                   12,500        12,500               0           0
----------------------  ------------  ------------  --------------  -----------
Elishai Modlin, Adv
(Trustee)                    125,000       125,000               0           0
----------------------  ------------  ------------  --------------  -----------
Ephrat Schneider              25,000        25,000               0           0
----------------------  ------------  ------------  --------------  -----------
Eran Stabholz                 50,000        25,000          25,000         N/A
----------------------  ------------  ------------  --------------  -----------
Ester Binjaminov              15,000        15,000               0           0
----------------------  ------------  ------------  --------------  -----------
Gadi Schneider                10,000        10,000               0           0
----------------------  ------------  ------------  --------------  -----------

                                          32

Gal Briner                    25,000        25,000               0           0
----------------------  ------------  ------------  --------------  -----------
Gal Schneider                 87,500        50,000          37,000         N/A
----------------------  ------------  ------------  --------------  -----------
Geula Schneider               37,500        37,500               0           0
----------------------  ------------  ------------  --------------  -----------
Ghanim Attili                 37,500        37,500               0           0
----------------------  ------------  ------------  --------------  -----------
Guy Bahry                    625,000        62,500         562,000         2.6%
----------------------  ------------  ------------  --------------  -----------
Hanoch Keinan                 50,000        50,000               0           0
----------------------  ------------  ------------  --------------  -----------
Henri Harel                   25,000        25,000               0           0
----------------------  ------------  ------------  --------------  -----------
Ilan Bahry                   625,000        62,500         562,500         2.6%
----------------------  ------------  ------------  --------------  -----------
Intellectual Property
Registrars Ltd.              432,000        32,000         400,000         1.8%
----------------------  ------------  ------------  --------------  -----------
Iris Rosenheimer              12,500        12,500               0           0
----------------------  ------------  ------------  --------------  -----------
Johann Reisler                12,500        12,500               0           0
----------------------  ------------  ------------  --------------  -----------
Jonathan Stabholz             50,000        25,000          25,000         N/A
----------------------  ------------  ------------  --------------  -----------
Jutta Landau                  25,000        25,000               0           0
----------------------  ------------  ------------  --------------  -----------
Lowood Trading Ltd.          100,000        50,000          50,000         N/A
----------------------  ------------  ------------  --------------  -----------
Mobile Software
(Israel) Ltd.                105,000        50,000          55,000         N/A
----------------------  ------------  ------------  --------------  -----------
Mordechai Sugarman            37,500        37,500               0           0
----------------------  ------------  ------------  --------------  -----------
Moshe Balter                  18,750        18,750               0           0
----------------------  ------------  ------------  --------------  -----------
Moti Mordechai                25,000        25,000               0           0
----------------------  ------------  ------------  --------------  -----------
Nachshon Giloh                10,000        10,000               0           0
----------------------  ------------  ------------  --------------  -----------
Navot Tel Zur                 12,500        12,500               0           0
----------------------  ------------  ------------  --------------  -----------
Pinchas Cohen                 12,500        12,500               0           0
----------------------  ------------  ------------  --------------  -----------
Pine Street
Technologies, LLC              5,000         5,000               0           0
----------------------  ------------  ------------  --------------  -----------
Raz Tenenbaum                  7,500         7,500               0           0
----------------------  ------------  ------------  --------------  -----------
Ronen Yoav
Holdings Ltd.                 25,000        25,000               0           0
----------------------  ------------  ------------  --------------  -----------
Said Attili                   37,500        37,500               0           0
----------------------  ------------  ------------  --------------  -----------
Sari Schneider                37,500        37,500               0           0
----------------------  ------------  ------------  --------------  -----------
Seaford Trading
Corp.                         10,000        10,000               0           0
----------------------  ------------  ------------  --------------  -----------
Shai Sheffer                 150,000       100,000          50,000          N/A
----------------------  ------------  ------------  --------------  -----------
Shimon Blander Ltd.           31,250        31,250               0           0
----------------------  ------------  ------------  --------------  -----------
Shlomo Ashkenazi              25,000        25,000               0           0
----------------------  ------------  ------------  --------------  -----------
Tal Ekheizer                  12,500        12,500               0           0
----------------------  ------------  ------------  --------------  -----------
Tali Bahry                   625,000        62,500               0           0
----------------------  ------------  ------------  --------------  -----------
Uri Bahry                  1,000,000       100,000         563,000         2.6%
----------------------  ------------  ------------  --------------  -----------

                                        33

Windway
Corporation                   25,000        25,000               0           0
----------------------  ------------  ------------  --------------  -----------
Yair Solomon                  12,500        12,500               0           0
----------------------  ------------  ------------  --------------  -----------
Yoram Buchner                 25,000        25,000               0           0
----------------------  ------------  ------------  --------------  -----------
Yoram Zarfati                 12,500        12,500               0           0
----------------------  ------------  ------------  --------------  -----------
Yosef Tal                     25,000        25,000               0           0
----------------------  ------------  ------------  --------------  -----------
Yuval Kiriati Ltd.            40,000        40,000               0           0
----------------------  ------------  ------------  --------------  -----------
Zipora Schneider              37,500        37,500               0           0
----------------------  ------------  ------------  --------------  -----------
Zohar Halperin                37,500        37,500               0           0
----------------------  ------------  ------------  --------------  -----------
Ariel Almog                3,326,917       220,000       3,106,000        14.1%
----------------------  ------------  ------------  --------------  -----------
Jacob Ronnel               3,326,917       220,000       3,106,000        14.1%
----------------------  ------------  ------------  --------------  -----------
Blackborn Financial
consulting (1999)
Ltd.                       3,326,917       220,000       3,106,000        14.1%
----------------------  ------------  ------------  --------------  -----------
Progress Holding
S.A.                       1,028,217       428,217         600,000        27.3%
----------------------  ------------  ------------  --------------  -----------
Eli Erlich                   342,581       342,581               0           0
----------------------  ------------  ------------  --------------  -----------
Avraham Bahry                999,999       219,999         700,000         3.2%
----------------------  ------------  ------------  --------------  -----------
Ice Meiden
International Ltd.           200,000       200,000               0           0
----------------------  ------------  ------------  --------------  -----------
Regal Trustees
Limited                      114,194       114,194               0           0
----------------------  ------------  ------------  --------------  -----------
Brasmil Ltd                   34,258        34,258               0           0
----------------------  ------------  ------------  --------------  -----------



                             ADDITIONAL INFORMATION

     HOMI has filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended with respect to the common stock offered hereby by shareholders. This prospectus omits certain information contained in the registration statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities, reference is hereby made to the Registration Statement and such exhibits filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of all or any portion of the registration statement may be obtained from the Public Reference Section of the Commission, upon payment of the prescribed fees. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Registration Statement. The address of the SEC's World Wide Web site is http://www.sec.gov.

     Statements contained in this prospectus as to the contents of any contract or other documents referred to herein are not necessarily complete and. In each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified is all respect by such reference.

     We are not currently a reporting company under the Securities and Exchange act of 1934, and therefore we have not filed any reports with the Securities and Exchange Commission. Upon completion of this offering we intend to register under the Securities Act, and will be requires to furnish to our security holders annual reports containing audited reports containing audited financial statements reported on by independent auditors, and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.
                                        34

        Hotel Outsourcing Management International Inc. and Subsidiaries
                       (formerly Benjamin Acquisition Inc.)


            Consolidated Financial Statements as of December 31, 2001

        Hotel Outsourcing Management International Inc. and Subsidiaries
                       (formerly Benjamin Acquisition Inc.)


            Consolidated Financial Statements as of December 31, 2001


                                Table of Contents

                                                                Page
                                                                ----
Report of Independent Auditors'                                  2

Consolidated Balance Sheet                                     3 - 4

Consolidated Statements of Operations                            5

Statements of Changes in Stockholders' Equity                    6

Consolidated Statements of Cash Flows                          7 - 8

Notes to the Consolidated Financial Statements                 9 - 22

                         Report of Independent Auditors
                              to the Shareholders of
                 Hotel Outsourcing Management International Inc.
                       (formerly Benjamin Acquisition Inc.)

We have audited the accompanying consolidated balance sheet of Hotel Outsourcing Management International Inc. (formerly Benjamin Acquisition Inc.) (the
"Company") and its and subsidiaries as of December 31, 2001 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2001, and the consolidated results of their operations and cash flows for each of the two years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.





 Tel  Aviv,  Israel
 May 14,2002
                                              KOST FORER AND GABBAY
                                   A Member of Ernst & Young Global

                HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES
                                            (FORMERLY BENJAMIN ACQUISITION INC.)
                                                      CONSOLIDATED BALANCE SHEET
                                                      --------------------------
                                                       U.S. DOLLARS IN THOUSANDS

ASSETS                                          NOTE      DECEMBER  31,
                                                          -------------
CURRENT ASSETS-                                                2001
                                                          -------------
Cash and cash equivalents                                      376
Trade receivables                                               56
Other accounts receivable and prepaid expenses      3           76
Inventories                                                     60
                                                          -------------
Total Current assets                                           568
                                                          -------------


LONG-TERM INVESTMENTS AND RECEIVABLES-


Investments in an affiliated company                4           22
Severance pay fund                                              21
                                                          -------------
                                                                43
                                                          -------------


PROPERTY AND EQUIPMENT, NET-                        5
Minibars                                                       758
Other property and equipment                                    36
                                                          -------------
                                                               794
OTHER ASSETS -
Deferred taxes                                     14           21
Contract rights, net                                            40
                                                          -------------
                                                                61
                                                           ============

Total Assets                                                 1,466
                                                           ============


The accompanying notes are an integral part of the consolidated financial statements.

HOTEL  OUTSOURCING  MANAGEMENT  INTERNATIONAL  INC.  AND  SUBSIDIARIES
(FORMERLY  BENJAMIN  ACQUISITION  INC.)
CONSOLIDATED  BALANCE  SHEET
----------------------------
U.S.  DOLLARS  IN  THOUSANDS  (EXCEPT  SHARE  DATA)



LIABILITIES AND  STOCKHOLDERS' EQUITY                                                   NOTE     DECEMBER 31,
                                                                                                -------------
                                                                                                      2001
                                                                                                -------------

CURRENT LIABILITIES-

Short-term bank credits                                                                    7            239
Current maturities of long-term loans from banks and others                                9            155
Trade  payables                                                                                          38
Other accounts payable and accrued expenses                                                8            226
                                                                                                -------------
Total current liabilities                                                                               658
                                                                                                -------------


LONG-TERM LIABILITIES-

Long-term loans from banks and others                                                      9            453
Accrued  severance pay                                                                                   31
                                                                                                -------------
                                                                                                        484
                                                                                                -------------

COMMITMENTS AND CONTINGENT LIABILITIES -                                                  10

MINORITY INTEREST -                                                                                     (26)
                                                                                                -------------

STOCKHOLDERS' EQUITY -
Share capital -                                                                           11
 Preferred  -Authorized- 5,000,000 as of December 31, 2001
  issued and outstanding - 0
Common stock of $0.001 par value:
Authorized - 30,000,000 shares as of December 31, 2001
issued and outstanding -   22,000,000 shares                                              22
Additional paid-in capital                                                                             867
Receivables on account of shares                                                                      (220)
Accumulated other comprehensive loss                                                                   (39)
Accumulated deficit                                                                                   (280)
Total stockholders' equity                                                                             350
                                                                                                 -------------

Total liabilities and stockholders' equity                                                           1,466
                                                                                                 =============



The accompanying notes are an integral part of the consolidated financial statements.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------
U.S.  DOLLARS  IN  THOUSANDS  (EXCEPT  SHARE  AND  PER  SHARE  DATA)

                                                                        NOTE           YEAR ENDED DECEMBER 31,
                                                                                      -------------------------
                                                                                          2000         2001
                                                                                       -----------  -----------
Revenues                                                                 12                   631          607
Cost of revenues                                                                             (459)        (476)
                                                                                       -----------  -----------
Gross profit                                                                                  172          131
Operating Expenses:
Selling and marketing                                                                         (83)         (40)
General and administrative                                                                   (136)        (171)
                                                                                       -----------  -----------
Operating (loss) profit
                                                                                              (47)         (80)
Financial expenses, net                                                  13                   (77)         (57)
                                                                                       -----------  -----------
Loss before taxes on income                                                                  (124)        (137)
                                                                                       -----------  -----------
Taxes on Income                                                          14                    --           32
                                                                                       -----------  -----------

                                                                                             (124)        (105)
Equity in income (losses) of affiliated companies                                              (2)           8
Minority interest in losses of a subsidiary                                                    --            3
                                                                                       -----------  -----------
Net loss                                                                                     (126)         (94)
                                                                                       ============  ===========

Basic and diluted net loss per share                                                       (0.011)      (0.008)
                                                                                       ============  ===========

Weighted average number of shares used in
computing basic and diluted net loss per share                                          11,308,968   11,850,000
                                                                                       ============  ===========
The accompanying notes are an integral part of the consolidated financial statements.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
STATEMENTS  OF  CHANGES  IN  STOCKHOLDERS'  EQUITY
--------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS  (EXCEPT  SHARES  DATA)


                                                     Addi-                Accumulated
                      Number of        Receipts on  tional   Receivable     Other                                      Total
                      Common    Share   Account of  Paid-in  on Account  Comprehensive   Accumulated  Comprehensive   Shareholders'
                      Shares    Capital  Shares     Capital  of  Shares  Income  (Loss)   Deficit       Loss           Equity
                  ------------- ------- ----------  -------  ----------  -------------   -----------  ------------   --------------

Balance as of
January 1, 2000      11,308,968 -.-      -.-          -.-       -.-          -.-          (60)           -.-           (60)
Receipts on Account
of stock                    -.-  -.-      193          -.-       -.-          -.-           -.-                          193
Foreign Currency
Translation Adjustments     -.-  -.-      -.-          -.-       -.-          1           -.-             1              1
Net Loss                    -.-  -.-      -.-          -.-       -.-          - -          (126)         (126)           (126)
                   ------------  ---- -----------  -------  ----------  -------------   -----------  ------------   --------------
Total comprehensive loss                                                                                  125
                                                                                                      ===========

Balance as of December
 31, 2000             11,308,968          193          -.-       - -           1          (186)                            8
Issuance of stock in
Consideration for the
Acquisition of
subsidiary              200,000  - -      -.-          50       -.-          -.-           -.-           -.-              50
Issuance of common
 Stock, net             491,032   12     (193)        207      (220)         - -           - -           - -              26
Deemed shares issued 10,000,000   10      - -         610       - -          - -           - -           - -             400
to acquire HOMI
Foreign currency
translation adjustments     -.-  -.-      -.-         -.-       -.-           (40)         -.-           (40)            (40)
Net Loss                    -.-  -.-      -.-         -.-       -.-           - -         (94)           (94)            (94)
                   ------------ ---- -----------  -------  ----------  -------------   -----------  ------------   --------------
Total comprehensive loss                                                                                 134
                                                                                                    ============

Balance as of
December
31, 2001             22,000,000   22      -.-        867       (220)         (39)        (280)                           350
                   ============ ====  ==========  ========  =========  =============  ============                 ==============


     The accompanying notes are an integral part of the consolidated financial statements
                                        6

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
-----------------------------------------
U.S.  DOLLARS  IN  THOUSANDS

                                                          YEAR  ENDED DECEMBER 31,
                                                          ------------------------

                                                                2000     2001
                                                          ------------  ------------
CASH FLOWS FROM  OPERATING ACTIVITIES-
Net loss                                                         (126)   (94)
Adjustments to reconcile net loss to net cash
Used in operating activities

Depreciation and amortization                                      56     77
Accrued  severance pay, net                                         6      4
Accrued interest  on loans differences                            (11)    50
Equity in income (losses) of affiliated companies                   2     (8)
Minority interest in losses of a subsidiary                       -.-     (3)
Deferred income taxes, net                                        -.-    (32)
Decrease (increase) in inventories                                (28)     4
Decrease (increase) in trade receivables                          (19)    10
Decrease (increase) in other accounts receivable and prepaid
expenses                                                            8    (40)
Increase  in trade payables                                        (6)   (20)
Increase in other accounts payable and accrued expenses            72     14
                                                          ------------  ------------
Net cash used in operating activities                             (46)   (38)
                                                          ------------  ------------

CASH FLOWS FROM  INVESTING ACTIVITIES-
Purchase of property and equipment                               (225)   (40)
Investment in shares of affiliated companies                       (9)   -.-
Long-term loan to an affiliate                                    (87)   (70)
Acquisition of a subsidiary (a)                                   -.-      7
                                                          ------------  ------------
Net cash used in investing activities                            (321)  (103)
                                                          ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES -
Issuance of shares, net                                           -.-     26
Proceeds of convertible loans                                     400    400
Receipts on account of shares                                     193    -.-
Proceeds from long-term loans                                     539    -.-
Repayment of  long-term loans                                    (145)  (153)
Short-term bank credits, net                                     (206)   225
                                                          ------------  ------------
Net cash provided by financing activities                         381    498
                                                          ------------  ------------
Effect of  exchange rate changes on cash  and cash
 equivalents                                                      -.-     (2)
                                                          ------------  ------------
Increase in cash and cash equivalents                              14    355
                                                          ------------  ------------
Cash and cash equivalents at  the beginning of the year             7     21
Cash and cash equivalents at  the end of the year                   21   376
                                                           ===========  ============

     The accompanying notes are an integral part of the consolidated financial statements
                                        7

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
-------------------------------------
U.S.  DOLLARS  IN  THOUSANDS

                                                                                         Year Ended
                                                                                         December 31,
                                                                                       --------------
                                                                                            2001
                                                                                        --------------
Working capital, net (excluding cash and cash equivalents)                                   (39)
Property and Equipment                                                                      (169)
Contract Rights                                                                              (53)
Long-term loan                                                                                90
Investment in Affiliate Prior to Consolidation                                               141
Minority Interest                                                                            (13)
                                                                                        ----------
                                                                                             (43)
Issuance of common stock                                                                      50
                                                                                        ----------
                                                                                               7
                                                                                        ==========

Appendix  B -                                                 Year Ended December 31,
                                                              -----------------------
Supplemental cash flow activities:                                2000        2001
                                                               ----------  -----------
(a) Non-cash transactions:
Purchase of Property and Equipment                                 -.-         97
                                                                =========  ===========

Deemed shares issued to purchase HOMI                               1         400
                                                                =========  ===========

(b)Cash Paid During the Year for Interest                          45          36
                                                                                          =========  ===========

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS  (EXCEPT  SHARE  DATA)

1.     ORGANIZATION  AND  PRINCIPAL  ACTIVITIES  -

A. Hotel Outsourcing Management International Inc.("HOMI") was incorporated under the laws of Delaware on November 9, 2000. The Company changed its name from Benjamin Acquisitions Inc. in January, 2002.

Pursuant to the terms of an Agreement and Acquisition Plan (the "Agreement") dated December 28, 2001 between HOMI, Bartech Med and its shareholders, HOMI issued 12 million shares to the shareholders of Bartech Med in exchange for all of the outstanding share capital of Bartech Med, thus converting Bartech Med into a wholly owned subsidiary of HOMI.

HOMI had been inactive since inception, and was only involved in raising capital for investments. Prior to signing the Agreement, HOMI granted Bartech Med convertible loans which were converted into Bartech Med capital upon signing the Agreement. The acquisition plan between HOMI and Bartech Med was an acquisition by a non-operating corporation (HOMI) of an operating company (Bartech Med) that resulted in the owners and management of the operating company having operating control (54.5%) of the combined company subsequent to the transaction. The transaction has been accounted for as a "reverse acquisition" whereby Bartech Med, the accounting acquirer, is deemed to have acquired HOMI, the legal acquirer. Because HOMI was a non-operating shell company with nominal assets and Bartech Med was a private operating company, the acquisition was recorded as the issuance of stock for the net monetary assets of HOMI, accompanied by a recapitalization and no goodwill or other intangible assets were recorded. Comparative figures reflect the operations of Bartech Med.

B. Bartech Mediterranean Ltd. ("Bartech Med") was incorporated under the laws of Israel in 1997. Bartech Med is a provider of services to hotels. Bartech Med is the exclusive distributor of Bartech Systems International and Bartech EMEA SARL (together: "Bartech Int.") in Israel, Jordan, and Turkey (see Note 10b). Bartech Int. is a manufacturer of computerized minibars for hotels. Since inception, Bartech Med has sold and installed computerized minibars in hotels. In 1999, Bartech Med expanded its scope of operations to purchasing minibars and signing exclusive outsourcing agreements with hotels for the provision and operation of the minibars. The hotels receive a monthly commission computed as a percentage of the revenues. In addition, Bartech Med operates through subsidiaries and affiliates. For a description of Bartech Med's subsidiaries and affiliates, see below, Note 1c.

The Company is dependent upon a sole supplier to provide minibars custom built to client specifications. Failure of this supplier to supply the Company with products in a timely and satisfactory manner or termination of exclusivity agreement could adversely effect the financial condition and operating results of the Company, see Note 10b.

As for geographic markets and major customers, see Note 12. Hereinafter, HOMI and Bartech Med will be referred to as "the Company."

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS  (EXCEPT  SHARE  DATA)

     C.     SUBSIDIARIES  AND  AFFILIATES  OF  THE  COMPANY:

     1) Commencing with the end of 1999, a 50% owned Israeli affiliate operated minibars in one hotel in Israel.

      2) Commencing with the year 2000, a wholly owned Israeli subsidiary operates in Eilat, Israel.

      3) Commencing with the year 2000, a 50% owned affiliate commenced operations in South Africa. As of December 31,2001, this company operates minibars in 2 hotels in Johannesburg South Africa . Bartech Med's holdings in this affiliate are via its 100% ownership of a company incorporated in the British Virgin Islands.

On October 1, 2001 the Company purchased an additional 10% of the shares of the affiliate in South Africa increasing its ownership interest to 60%. Henceforth, operations of the subsidiary are included in the consolidated financial statements of the Company. Since this acquisition was completed after June 30, 2001, it is subject to the accounting under Statement of Financial Accounting Standard ("SFAS") No. 141 "Business Combination" and SFAS No. 142 "Goodwill and Other Intangible Assets".

The acquisition was accounted for in accordance with the purchase method of accounting. The purchase price consisted of 200,000 shares of the Company's Common shares stock (total estimated fair value of $50 - based on last stock cash transaction in the company), The purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the acquisition date. The purchase price was allocated mainly to contract rights of the subsidiary and will be amortized over a period of ten years commencing October 2001. (See Note 6.)

The following represents the unaudited pro-forma revenues, net loss and earnings per share for the years ended December 31, 2000 and 2001, assuming that the acquisition had been consummated as of January 1, 2000 and 2001, respectively.

                                    Year Ended December 31,
                                       2000          2001
                                       ----          ----
          Revenues                       633          666
          Net  loss                     (128)        (109)
          Earnings  per  share        (0.011)      (0.009)

4) During the year 2001, through a wholly owned U.S. subsidiary, the Company formed a 70% owned subsidiary in the U.S. in order to commence outsourcing operations in the U.S Subsequent to balance sheet date, the 70% owned subsidiary signed a contract to install and operate minibars in an 805 room hotel in San Francisco. The remaining 30% is held by Bartech Int. - the Company's major supplier of minibars . (see Note 10d)

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS  (EXCEPT  SHARE  DATA)

2.   SIGNIFICANT  ACCOUNTING  POLICIES  -

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

a.  Use  of  estimates:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

b.  Financial  statements  in  U.S.  dollars:
The majority of the Company's sales are in dollars or in dollar linked currencies. In addition, the majority of the Company's financing is received in U.S. dollars. Accordingly, the Company has determined the U.S. dollar as the currency of its primary economic environment and thus, its functional and reporting currency. Non-dollar transactions and balances have been remeasured into U.S. dollars in accordance with Statement of Financial Accounting Standard No. 52 "Foreign Currency Translation" ("SFAS No. 52"). All transaction gains and losses from the remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statement of operations as financial income or expenses, as appropriate.

The financial statements of a foreign subsidiary, whose functional currency is not the U.S. dollar, have been translated into U.S. dollars. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Statement of operations amounts have been translated using the average exchange rate for the period. The resulting translation adjustments are not included in determining net loss but are reported in a separate component of accumulated other comprehensive loss in stockholders' equity.

c.     Principles  of  consolidation:
The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany transactions and balances, including profits from intercompany sales not yet realized outside the group, have been eliminated in consolidation.

d.  Cash  and equivalents:
The Company considers all highly liquid investments originally purchased with maturities of three months or less to be cash equivalents.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS

e.     Inventories:
Inventories are stated at the lower of cost or market value. Inventory write-offs are provided to cover risks arising from slow moving items. Cost is determined using the "first-in, first-out" method. Inventories are composed of food products and drinks which are sold at the minibars in hotels.

f.     Property  and  Equipment:
Property and Equipment are stated at cost net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, at the following annual rates:
                                                     %
                                              ----------------------

Minibars                                   10%  or  over  the  term  of the hotel agreement
                                           (mainly  8-10  years), whichever is shorter
Computers  and  electronic  equipment      15  -  33
Office  furniture  and  equipment          7
Motor  vehicles                            15

The Company and its subsidiaries periodically assess the recoverability of the carrying amount of property and equipment, and provides for any possible impairment loss, based upon the difference between the carrying amount and fair value of such assets, in accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of" ("SFAS No. 121"). As of December 2001, no impairment losses have been identified.

g.  Other  assets:
Contract rights for operating minibars in hotels in South Africa are amortized using the straight-line method over the contract period with the hotel - 10 years.

h.  Revenue  recognition:
Revenues are mainly derived from operating minibars through exclusive long term revenue sharing agreements with hotels. Also the Company assigned its exclusive rights for marketing Bartech Int. products in Turkey to a Turkish company. Revenues from product sales net of the hotel portion are recognized , in accordance with Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB No. 101") when delivery has occurred, persuasive evidence of an arrangement exists, the vendor's fee is fixed or determinable and collectibility is probable. The company determines such revenues by receiving confirmation of sales from hotels using its minibars.

Revenues from royalties of sale of minibars due from the Turkish company, are determined based on a specified percentage of its revenues recognized when such royalties are reported to the Company (see Note 10b)

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
U.S.  DOLLARS  IN  THOUSANDS

i.     Investments  in  affiliates:
The investment in companies over which the Company can exercise significant influence (generally, entities in which the Company holds 20% to 50% of ownership or voting rights) is presented using the equity method of accounting. The Company generally discontinues applying the equity method when its investment (including advances and loans) is reduced to zero and it has not guaranteed obligations of the affiliate or otherwise committed to provide further financial support to the affiliate. Where the Company's share of an affiliate's losses is greater than the investment in such an affiliate and in which the Company has guaranteed obligations of the affiliate, the excess amount is presented as a liability.


j.  Start-up  and  pre-operating  costs:
Start-up and pre-operating costs are expensed as incurred in accordance with SOP 98-5.

k.   Income  taxes:
The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). This Statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce the amount of deferred tax assets to their estimated realizable value.

l.  Concentrations  of  credit  risk:
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade receivables. The majority of the Company's cash and cash equivalents are invested in dollar and dollar linked instruments or in NIS deposits bearing interest with major Israeli and U.S. banks. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company's investments are financially sound, and accordingly, minimal credit risk exists with respect to these investments.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. To date, the Company has not experienced any material losses. An allowance for doubtful accounts is provided with respect to those amounts that the Company has determined to be doubtful of collection. No allowance was deemed necessary for the years ending December 31, 2001, and 2000.

The Company has no off-balance sheet concentration of credit risk, such as foreign exchange contracts or other foreign currency hedging arrangements.

m.  Severance  pay:
The Company's liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment as of balance sheet date. Employees are entitled to one month's salary for each year of employment, or a portion thereof. The Company's liability in Israel is fully provided by monthly deposits with insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet.

The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrender value of these policies, and includes immaterial profits.

Severance pay expenses for the years ended December 31, 2000 and 2001 amounted to $21 and $16, respectively.

n.  Basic  and  diluted  net  loss  per  share:
Basic net loss per share is computed based on the weighted average number of shares of common shares outstanding during each year. Diluted loss per share is computed based on the weighted average number of Common Shares outstanding during each year, plus dilutive potential common shares considered outstanding during the year, in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128").

Shares issued at par value are recorded as outstanding shares for all reported periods in the same manner as stock issued as a stock dividend or a stock split. All share and per share amounts have been retroactively adjusted to reflect such issuance.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS


o.  Fair  value  of  financial  instruments:
The financial instruments of the company consist mainly of cash and cash equivalents, trade receivables, other accounts receivable, short-term bank credit, trade payables, other accounts payable and long-term loans from banks and others.

In view of their short term nature, the fair value of the financial instruments included in working capital of the company is usually identical, or close, to their carrying value. The fair value of and long-term loans also approximates the carrying value, since they bear interest at approximately the prevailing market rates.

p.  Impact  of  recently  issued  accounting  standards:
In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" and No. 142, "Goodwill and other Intangible Assets", effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. Company management does not anticipate that adoption of these statements will have a significant effect on earnings or on the financial position of the Company. Any goodwill arising in acquisitions will be subject to annual tests for impairment.

In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and superseded SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long Lived Assets to be Disposed Of " and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a disposal of a segment of a business." SFAS 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The Company will apply this standard from January 1, 2002 and does not anticipate that its adoption of this Statement will have a significant impact on earnings or on the financial position of the Company.


      3. OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES -     DECEMBER 31,
                                                              ------------
                                                                  2001
                                                              ------------
       Government  authorities                                   22
       Loans to shareholder                                       5
       Deferred  taxes  (Note  14d.)                             11
       Related  Parties                                          10
       Others                                                    24
       Affiliate                                                  4
                                                              =============
                                                                 76
                                                              =============

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------

                                                           U.S. DOLLARS IN THOUSANDS

 4.   INVESTMENTS  IN  AFFILIATES-                               DECEMBER  31,

                                                          -----------------------
                                                                     2001
                                                          -----------------------
(1) Equity, net (a)                                                            22
                                                          -----------------------
      Total investments in affiliates                                          22
                                                          =======================
      (a) As follows:
      Net equity as at purchase date                                            1
      Changes commencing with purchase date:
              Accumulated profits                                              21
                                                          -----------------------
                                                                               22


HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS



5.   PROPERTY AND EQUIPMENT -                                                                            DECEMBER 31,
                                                                                                          -----------
                                                                                                             2001
                                                                                                          -----------
 Minibars                                                                                                     857
                                                                                                          -----------
 Computers and electronic equipment                                                                            20
 Office furniture and equipment                                                                                14
 Motor vehicles                                                                                                32
                                                                                                          -----------
                                                                                                              923
ACCUMULATED DEPRECIATION:
 Minibars                                                                                                      99
 Computers and electronic equipment                                                                             6
 Office furniture and equipment                                                                                11
 Motor vehicles                                                                                                13
                                                                                                          -----------
                                                                                                              129
                                                                                                          -----------

Depreciated costs                                                                                             794
                                                                                                          ===========


Depreciation expenses amounted to $56 and $7 for the years ended December 31, 2000 and 2001, respectively.
As for liens, see Note 10f.




6.  CONTRACT RIGHTS, NET                       DECEMBER 31,
                                               ------------
                                                   2001
                                               ------------


Cost                                                 53
Accumulated amortization                             (1)
Effect of exchange rate change                       (12)
                                               ------------
                                                     40
                                               ============

Also see Note 1c and 2g

7.   SHORT-TERM BANK CREDIT-
As of December 31, 2001, the Company had authorized credit lines from a bank in the amount of $250, denominated in NIS and bearing $239  is outstanding at December 31, 2001.
The Company pays quarterly fees for maintaining its credit line at the rate of 0.375%.

8.  OTHER  ACCOUNTS PAYABLE AND ACCRUED EXPENSES -        DECEMBER 31,
                                                             2001
                                                          ------------
  Payable in respect of revenue sharing agreement             109
  Payables for property and equipment                          79
  Employees and payroll accruals                               17
  Others                                                        3
  Accrued expenses                                             18
                                                             ------------
                                                              226
                                                          ============


HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS

9.     LONG-TERM LOANS-                         ANNUAL                DECEMBER 31,
                                                                      ------------
     a. Composed as follows:                 INTEREST RATE                2001
                                                                      ------------


Banks  In U.S. dollars or llinked thereto     Libor + 2.25%               376
                 In Euros                              9.7%               142
                                                                      ------------
                                                                          518
                                                                      ------------

Minority shareholder loan to subsidiary       Libor+2%                     90
                                                                      ------------
                                                                           90
                                                                      ------------
                                                                      ------------
                    Total                                                 608

  Less current maturities                                                (155)
                                                                      ------------
                                                                          453
                                                                      ============
b.  Aggregate maturities of long-term loans for years subsequent to December 31,
2001  are  as  follows:

                 Year                                        Amount
                ----                                      ------------
                2002                                          155
                2003                                          154
                2004                                          151
                2005                                           58
                Repayment date is as yet undetermined          90
                                                         ------------
                                                              608
                                                         ============

10.     COMMITMENTS  AND  CONTINGENT  LIABILITIES  -

a. The Company and its affiliate have contractual obligations to hotels in regard to operating minibars in hotel rooms. These minibars are owned by the Company and its affiliate. Several hotels have a contractual purchase option which allows them to purchase and operate the minibars during the agreement period and receive a reduction in the purchase price relative to the term of the operating agreement which has already elapsed.

b. The Company is the exclusive distributor of Bartech Int. - manufacturer of computerized minibars (see note 1) in Israel, Jordan and Turkey. The agreements with Bartech Int. have one year terms and automatically renewed for up to 3 years ending December 31, 2003 that is if neither party gives termination. There are distribution or revenue milestones, which, if not achieved, permit Bartech Int. to terminate the exclusivity of the Company. In 2001 the Company did not meet the marketing targets but the contract was renewed and no targets were set for 2002. The Company assigned its exclusive rights for marketing Bartech Int. products in Turkey to a Turkish company and collects royalties on the Turkish company's sales of these products. Revenues from royalties for the year ended 2000, 2001 were $40 and $11 respectively.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS

     c. In 1998, the Company entered into a "revenue sharing" agreement in one hotel. As consideration for providing the minibars, the other company is entitled to receive a percentage of the Company's income received from that hotel during six years commencing in 1999. The other company's share in revenue in regard with this agreement amounted to $ 171 and $131 in the years 2000, 2001 respectively.

     d. In 2001, the Company established a wholly owned subsidiary in the United States. The wholly owned subsidiary established another U.S. company (hereinafter HOS) in order to provide outsourcing serivces to hotels using minibars manufactured by Bartech Int. (manufacturers of minibars - see Note 1). The Company currently owns 70% of HOS and Bartech Int. holds 30%.
Both  sides contributed  their  equity  participation in cash on  February 2002.

          Bartech Int. will not refer outsourcing leads in the U.S. to any person other than HOS and will not, without the Company's consent, knowingly sell, rent or license its minibars in the U.S. to any person who intends to use them in outsourcing for hotels; provided, that Bartech Int. may refer outsourcing leads or sell, rent or license minibars to hotels (i) which have pre-existing relationships with outsourcing vendors other than HOS, or (ii) to which HOS is not able or not willing to provide outsourcing.

          HOS will purchase the minibars from Bartech Int. at a 15% discount For providing the minibars from its then current US price list. First installation is anticipated in July 2002.

          Bartech Int., was granted on October 1, 2001 an option, according to which, during the eighteen months subsequent to its purchasing 30% of HOS, will have an option to increase its holdings in HOS up to 50% in consideration of the purchase price per share that equals to the equity value per share (the equity value is the aggregate dollar amount of equity capital contributions made prior to the exercise of the option, divided by the number of shares then outstanding). If the option is exercised after 12 months from the grant date the purchase price shall be 115% of the equity value.

          Also subsequent to installation at least 5,000 minibars in hotels in the U.S by HOS and for a period of 60 months thereafter, Bartech Int. shall have the option to purchase all shares issued by HOS for a price that shall reflect the value of the U.S. subsidiary according to the higher of (a) $2.25 multiplied by the number of minibars operated by HOS (minimum of $ 11,250) or (b) HOS net after tax income, determined in accordance with U.S. generally accepted accounting principles, for the 12 full months completed prior to the month the option is exercised, multiplied by 15.

     e. Shareholders of the Company gave unlimited personal guarantees to a bank in respect of the Company liabilities. Total liabilities of the Company to the bank as of December 31, 2001 were in the amount of approximately $615.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS  (EXCEPT  SHARE  DATA)

     f. Liens have been placed on all Company assets, including rights to receive amounts due from customers, in favor of banks as security for amounts due. Total liabilities that are secured by these liens as of December 31, 2001 is in the amount of approximately $ 615.

     11.       STOCKHOLDERS'  EQUITY  -

STOCKHOLDERS'  RIGHTS:

In the reverse acquisition, the historical outstanding shares of the legal acquirer are deemed to be the shares issued by the accounting acquirer. The common stock confer upon the holders the right to receive a notice to participate and vote in the general meetings of the Company and to receive dividends, if and when declared. Preferred shares rights have yet to be determined.

In December 2001 the HOMI completed an issuance of 6.5 million shares of Common stock to private investors, thereby raising an amount of $ 650 of which $ 220 was received after balance sheet date.

On December 28, 2001 HOMI issued 12 million shares of Common stock to the shareholders of Bartech Med in exchange for all the outstanding share capital of Bartech Med. These shares have been deemed to be historically outstanding shares of Bartech Med in the reverse acquisition.

     During the years 2000 and 2001 Bartech Med issued shares of Common stock as follows:

In  November  2001  491,032  Common shares were issued to private investors at $
0.42 per share for total proceeds of $ 209 of which $ 193 that were received in 2000.

In October 2001 200,000 shares of Common stock were issued as consideration for acquisition of an additional 10% interest in a South African affiliate at a value of the shares acquired of $50.(see Note 1g.3).

In November 2001 11,245,528 shares of Common shares were issued to founders of Bartech Med at par value ($0.001). This issuance is reflected in a manner similar to a stock split effected as stock dividend in accordance with the provisions of SEC Staff Accounting Bulletin Topic 4d "Earnings per Computations in an Initial Public Offering". Therefore, all share and per share data were retroactively adjusted to reflect the issuance.

HOMI considers to adopt an Employee Stock Option Plan for management and key employees in which between 2,000,000 and 3,000,000 options would be issued. However, as of May 2002, no such plan has been adopted.

12. CUSTOMERS AND GEOGRAPHIC INFORMATION- The Company manages its business on a basis of one reportable segment (see Note 1a for a brief description of the Company's business) and follows the requirements of Statement of Financial
Accounting Standard No. 131 "Disclosures About Segments of an Enterprise and Relation Information" ("SFAS No. 131").

     Major customers' data as a percentage of total sales to unaffilated customers:

                                       YEAR  ENDED  DECEMBER  31,
                                            2000          2001
                                            -----         ----
                    Customer A               58%          46%
                    Customer B               15%          14%
                    Customer C               12%          13%
                    Customer D               -.-          12%

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS


During the year of 2000, 2001, 94% and 90% respectively of the consolidated revenues were from customers in Israel.

As of December 31, 2001, $ 306 thousand of the consolidated long-lived assets were located in South Africa and $ 565 thousand were located in Israel.

As of December 31, 2000, all consolidated long-lived assets were located in Israel.

       13.    FINANCIAL  EXPENSES,  NET  -

                                                YEAR  ENDED  DECEMBER  31,
                                                      2000          2001
                                                      ----          ----
Financial  expenses,  net:
Interest on long-term bank loans                        50           51
Other, net                                              27            6
                                                      ----          ----
                                                        77           57
                                                      ====          ====

14.     INCOME  TAXES  -

a. The subsidiaries in Israel are subject to a 36% corporate tax rate. The South African subsidiary is subject to a 30% corporate tax rate.

b. Pursuant to the Income Tax (Inflationary Adjutsments) Law - 1985, results for tax purposes in Israel are measured in real terms, in accordance with changes in the Israeli Consumer Price Index. However, Paragraph 9(f) of Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), prohibits the recognition of deferred tax liabilities or assets that arise from differences between the financial reporting and tax bases of assets and liabilities that are remeasured from the local currency into U.S. dollars using historical exchange rates and that result from changes in exchange rates or indexing for tax purposes.

c. As of December 31, 2001 the subsidiaries in Israel had approximately $ 223 Israeli net operating loss carryforwards. As of December 31, 2001 the South African subsidiary had approximately $ 65 net operating loss carryforwards. The loss carryforwards in Israel and South Africa have no expiration date.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS


     d.     Deferred  income  taxes:
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company and its subsidiary's deferred tax assets are as follows:

                                                       DECEMBER  31,
                                                    2000          2001
                                                    ----          ----
     Operating loss carryforwards                    14           100

     Temporary differences in regard to
      expenses and property and equipment, net       15            22
                                                    ----          ----


     Net deferred tax asset before
       valuation allowance                           29           122
     Valuation allowance                            (29)          (90)
                                                    ----          ----
                                                     -.-           32
                                                    ====          ====
     Presentation  in  the  Financial  Statements:
        Other receivables (current assets)                         11
        Other assets                                               21
                                                                  ----

        Net deferred tax assets                                    32
                                                                  ====
     As of December 31, 2001, the Company and its subsidiaries have provided valuation allowances of $ 90 in respect of deferred tax assets resulting from tax loss and temporary differences. Management currently believes that it is more likely than not that the deferred tax regarding the loss carryforward and other temporary differences will not be realized.

     In  the  year  2001,  the  valuation  allowance  increased  by  $  61.

e.     Composition  of  income  taxes:     YEAR  ENDED  DECEMBER  31,
                                           --------------------------
                                                2000          2001
                                           --------------  ----------
Current taxes                                    -.-          -.-
Deferred taxes                                   -.-          32
                                           --------------  ----------
                                                 -.-          32
                                           ==============  ==========
f.     Breakdown  of  losses  before  taxes:

                                    Year Ended December 31, 2001
                                   ------------------------------
                                   ISRAEL     SOUTH AFRICA    TOTAL
                                  --------  ---------------  -------
                                     12             20          32
                                  ========  ===============  =======

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS


15.      RELATED  PARTIES  -


    a.     The  following  transactions  with  shareholders, are included in the
          financial statements as follows:     YEAR ENDED DECEMBER 31,
                                               -----------------------
                                                    2000          2001
                                               -------------  --------
            Selling and marketing expenses              19          25
                                               =============  ========
               General and administrative               75         105
                                               =============  ========

b.  Guarantees  from  shareholders  -  see  Note  10e.

c. During the year 2001, affiliated companies paid the Company , reimbursement of expense and management fees in the amount of $38 ($ 12 in 2000).

d. During 2001, the Company received installation fees amounting to $ 10 from an affiliate in South Africa ($15 in 2000 from affiliate in Israel). This sale is included in the financial statements as revenues.

e.  As for balance  as  of  December,  31,  2001-  see  Note  3

        HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES
                      (FORMERLY BENJAMIN ACQUISITIONS INC)

   CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS AS OF MARCH 31, 2002


                                TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----



              Consolidated Unaudited Balance Sheet                     2 - 3

              Consolidated Unaudited Statements of Operations              4

              Statements of Changes in Stockholders' Equity                5

              Consolidated Unaudited Statements of Cash Flows              6

              Notes to the Consolidated Unaudited Financial Statements     7

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITIONS INC)
CONSOLIDATED  BALANCE  SHEETS
-----------------------------
U.S.  DOLLARS  IN  THOUSANDS

ASSETS:                                                      MARCH 31
                                                           -----------
                                                              2002
                                                           -----------
CURRENT ASSETS-                                            (UNAUDITED)
Cash and cash equivalents                                      723
Trade receivables                                               53
Other accounts receivable and prepaid expenses                  60
Inventories                                                     60
                                                           -----------
                                                               896


LONG-TERM INVESTMENTS AND RECEIVABLES-

Investments in affiliated companies                             27
Severance pay fund                                              23
                                                           -----------
                                                                50


PROPERTY AND EQUIPMENT, NET-
Minibars                                                       752
Other property and equipment                                    32
                                                           -----------
                                                               784
OTHER ASSETS -
Deferred taxes                                                  21
Contract rights, net                                            40
                                                           -----------
                                                                61
                                                           -----------

                                                             1,791
                                                           ===========

The accompanying notes are an integral part of the consolidated unaudited financial statements.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITIONS INC)
CONSOLIDATED  BALANCE  SHEETS
-----------------------------
U.S.  DOLLARS  IN  THOUSANDS  (EXCEPT  SHARE  DATA)

LIABILITIES AND
SHAREHOLDERS' EQUITY                                                                              MARCH 31,
                                                                                                 -----------
                                                                                                    2002
                                                                                                 -----------
CURRENT LIABILITIES-                                                                             (UNAUDITED)
Short-term bank credit                                                                                  311
Current maturities of long-term loans from banks and others                                             152
Trade  payables                                                                                          41
Other accounts payable and accrued expenses                                                             186
                                                                                                 -----------
                                                                                                        690
                                                                                                 -----------


LONG-TERM LIABILITIES-

Long-term loans from banks and others                                                                   428
Accrued  severance pay                                                                                   33
                                                                                                 -----------
                                                                                                        461
                                                                                                 -----------


COMMITMENTS AND CONTINGENT LIABITIES -

MINORITY INTEREST  -                                                                                    129
                                                                                                 -----------

STOCKHOLDERS' EQUITY -
Share capital -
Preferred shares of $0.001 par value:
Authorized - 5,000,000 shares as of  March 31, 2002
issued and outstanding shares as of  March 31, 2002 - 0
Common shares of $0.001 par value:
Authorized - 30,000,000 shares as of March 31, 2002
issued and outstanding -   22,000,000 shares as of  March 31, 2002                                       22
Additional paid-in capital                                                                              867
Accumulated other comprehensive loss                                                                    (34)
Accumulated deficit                                                                                    (344)
                                                                                                 -----------
Total Stockholders' Equity                                                                              511
                                                                                                 -----------

                                                                                                      1,791
                                                                                                 ===========

The accompanying notes are an integral part of the consolidated unaudited financial statements.

                                        3

EL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITIONS INC)
CONSOLIDATED  STATEMENTS  OF  OPERATIONS
----------------------------------------
U.S.  DOLLARS  IN  THOUSANDS  (EXCEPT  SHARE  AND  PER  SHARE  DATA)

                                                                                       THREE MONTHS ENDED MARCH 31
                                                                                              2001         2002
                                                                                       ---------------  -----------
                                                                                                (UNAUDITED)
                                                                                       ----------------------------
Revenues
s                                                                                                 142          123
Cost of revenues                                                                                  (93)         (79)
                                                                                           -----------  -----------
Gross profit                                                                                       49           44
Operating expenses:
Selling and marketing                                                                              (1)          (4)
General and administrative                                                                        (71)        (116)
                                                                                           -----------  -----------
Operating loss
                                                                                                  (23)         (76)
                                                                                           -----------  -----------
Financial income (expenses), net                                                                   (8)           8
                                                                                           -----------  -----------
Loss before taxes on income                                                                       (31)         (68)
Equity in income (losses) of affiliated companies                                                   6            5
Minority interest in subsidiary                                                                   -.-           (1)
                                                                                           -----------  -----------
Net loss                                                                                          (25)         (64)
                                                                                           ============ ============
Basic and diluted loss, net per share                                                          (0.002)      (0.003)
                                                                                           ============ ============


Weighted average number of shares used in computing basic and diluted net loss per share   11,800,000   19,800,000
                                                                                           ============ ============


The accompanying notes are an integral part of the consolidated unaudited financial statements.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
STATEMENTS  OF  CHANGES  IN  SHAREHOLDERS'  EQUITY
--------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS  (EXCEPT  SHARES  DATA)


                                                     Addi-                Accumulated
                      Number of        Receipts on  tional   Receivable     Other                                      Total
                      Common    Share   Account of  Paid-in  on Account  Comprehensive   Accumulated  Comprehensive   Shareholders'
                      Shares    Capital  Shares     Capital  of  Shares  Income  (Loss)   Deficit       Loss           Equity
                  ------------- ------- ----------  -------  ----------  -------------   -----------  ------------   --------------
Balance as of
January 1, 2001        1,308,968    1      193       -.-       -.-          1            (186)           -.-           8
Issuance of
common stock
in consideration for the
acquisition of  a
subsidiary               200,000   -.-     - -        50       -.-          -.-           -.-            - -           50
Issuance of common
Stock, net               491,032   12     (193)      207      (220)         - -           - -            - -           26
Deemed shares issued to
Acquire HOMI          10,000,000   10      - -       610       - -          - -           - -            - -           400
Foreign Currency
Translation Adjustments     -.-   -.-      -.-       -.-       -.-          (40)          -.-            40            (40)
Net Loss                    -.-   -.-      -.-       -.-       -.-          - -           (94)          (94)           (94)
                   ------------  ---- -----------  -------  ----------  -------------   -----------  ------------   --------------
Total comprehensive loss                                                                                (134)
                                                                                                      ===========
Balance as of December
 31, 2001            22,000,000   22       - -       867      (220)          (39)          (280)                        35-
                    ===========  ====  ==========   ======  ===========  ============   ============  ============  ===============
Receipt of receivables
on account of shares
(unaudited)                 - -  - -      - -        - -       220          - -           - -          - -             220
Foreign currency
translation
adjustments (unaudited)     -.-  -.-      -.-        -.-       -.-            5           -.-            5               5

Net Loss for the period
(unaudited)                 -.-  -.-      -.-        -.-       -.-           - -          (64)           (64)            (64)
                   ------------  ---- -----------  -------  ----------  -------------   -----------  ------------   --------------
Total comprehensive loss                                                                                 (59)
                                                                                                     ============
Balance as of
March
31, 2002             22,000,000  22      -.-        867                     (34)         (344)                           511
                   ============ ====  ==========  ========  =========  =============  ============   ============   ==============


     The accompanying notes are an integral part of the consolidated financial statements
                                        5

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITIONS INC)
CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
-----------------------------------------
U.S.  DOLLARS  IN  THOUSANDS


                                                                  THREE MONTHS ENDED MARCH 31
                                                                        2001   2002
                                                                        ----   -----
                                                                         (UNAUDITED)
                                                                        ------------


CASH FLOWS FROM  OPERATING ACTIVITIES-
Net loss                                                                 (25)   (64)
Adjustments to reconcile net loss to net cash
used in operating activities

Depreciation and amortization                                             17     27
Equity in losses of affiliated companies                                  (6)    (5)
Minority interest in subsidiary                                          -.-      1
Decrease (increase) in trade receivables                                  (4)     4

Decrease (increase) in other accounts receivable and prepaid expenses    (17)    17
Increase (decrease) in trade payables                                    (16)     3
Increase in other accounts payable and accrued expenses                   12      3
                                                                        ----   -----
Net cash used in operating activities                                    (39)   (14)
                                                                        -----  -----

CASH FLOWS FROM  INVESTING ACTIVITIES-
Purchase of property and equipment                                       (14)   (52)
Long-term loan to an affiliate                                           (41)   -.-
                                                                        ----   -----

Net cash used in investing activities                                    (55)   (52)
                                                                        -----  -----


CASH FLOWS FROM FINANCING ACTIVITIES -
Issuance of shares to minority in a subsidiary                           -.-    150
Receipts on account of shares                                             16    220
Long-term loans received                                                 -.-      9
Repayment of  long-term loans                                            (54)   (37)
Short-term bank credits, Net                                             123     72
                                                                        ----   -----
Net cash provided by financing activities                                 85    414
                                                                        -----  -----

Effect on cash of changes in the exchange rate                           -.-     (1)
                                                                        -----  -----

Increase in cash and cash equivalents                                     (9)   347
Cash and cash equivalents at  beginning of period                         21    376
                                                                        -----  -----
Cash and cash equivalents at  end of period                               12    723
                                                                        =====  =====

     The accompanying notes are an integral part of the consolidated financial statements

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITIONS INC)
NOTES  TO  THE  CONSOLIDATED  UNAUDITED  FINANCIAL  STATEMENTS
--------------------------------------------------------------


1.     SIGNIFICANT  ACCOUNTING  POLICIES  -
The significant accounting policies applied in the annual consolidated financial statements of the Company as of December 31, 2001 are applied consistently in these consolidated financial statements.

2.     UNAUDITED  INTERIM  CONSOLIDATED  FINANCIAL  STATEMENTS  -
The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002.

PART  II     INFORMATION  NOT  REQUIRED  IN  PROSPECTUS
--------     ------------------------------------------

Item  24.     Indemnification  of  Directors  and  Officers

     Pursuant to Section 145 of the Delaware General Corporation Law, HOMI's Certificate of Incorporation provides that HOMI shall, to the fullest extent permitted by law, indemnify all directors, officers, incorporators, employees and agents of HOMI against liability for certain of their acts. HOMI's
Certificate of Incorporation also provides that, with certain exceptions, no director of HOMI will be liable to HOMI for monetary damages as a result of certain breaches of fiduciary duties as a director. Exceptions to this include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, improper declaration of dividends and transactions from which the director derived an improper personal benefit.

     The Certificate of Incorporation and the By-Laws of HOMI provide that HOMI shall indemnify its officers, directors and certain others to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the General Corporation Law of Delaware provides in pertinent part as follows:

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of he corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other Court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsection (a) and (b) of this section (unless ordered by a court shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by he board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer of director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board deems appropriate.

     (f) The indemnification and advancement of expense provided by, or granted pursuant to, the subsections of this section shall not be deemed exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors of otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under his section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporations as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans' references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and reference to "serving at the request of the corporation" shall include  any  service  as  a  director,  officer,  employee  or  agent  of  the corporation, which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a persons.

     In accordance with Section 102(b)(7) of the GCL, Article Seven of the Certificate of Incorporation of the Registrant eliminates the personal liability of the Company's directors to HOMI or its stockholders for monetary damages for breach of their fiduciary duties as a director, with certain exceptions set forth in said Section 102(b)(7).

Item  25.  Expenses  of  Issuance  and  Distribution

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


     Securities  and  Exchange  Commission
     Registration  Fee                                  $451.42
     Legal  Fees                                        $150,000
     Accounting  Fees                                   $30,000
     Printing  and  Engraving                          $  5,000
     Blue  Sky  Qualification  Fees  and  Expenses     $  3,000
     Miscellaneous                                     $  2,500
     Transfer  Agent  Fee.                             $  3,500

     TOTAL                                             $194,451.42

Item  26.  Recent  Sales  of  Unregistered  Securities

     On November 11, 2000, HOMI issued a total of 500,000 shares to 13 founding shareholders for $.001 per share for a total of $500. All investors in this offering were sophisticated investors.

     On January 10, 2001, HOMI issued 3,000,000 shares to 9 sophisticated shareholders at $.001 per share for a total of $3,000. These shares were issued as part of a consulting agreement.

     In November 2001, HOMI completed a private placement to raise $650,000 and issued a total of 6,500,000 shares to 64 people at $.10 per share.

     On December 28, 2001, HOMI acquired Bartech Mediterranean, Ltd. In exchange for all the outstanding shares of BTM, HOMI issued 12,000,000 shares of HOMI to 9 BTM shareholders on a pro-rata basis.

     Each of these offerings was conducted pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

                                    EXHIBITS

Item  27.

 3.1     Certificate  of  Incorporation.

 3.1A    Certificate  of  Amendment  to  Certificate  of  Incorporation

 3.2     By-Laws.

 4.1     Specimen  Certificate  of  Common  Stock.

 5.0     Opinion  of  Counsel.

24.0     Accountant's  Consent  to  Use  Opinion.

24.1     Counsel's  Consent  to  Use  Opinion.*

24.5 Acquisition Agreement between Benjamin Acquisitions, Inc. and Bartech Mediterranean International, Ltd.

*Included  in  Opinion  of  Counsel

Item  28.  Undertakings

     The  registrant  undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Tel Aviv, Israel on June 24, 2002.


                                HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.

                                         /s/  Jacob  Ronnel
                                BY:   ___________________________________
                                         Jacob  Ronnel,  CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/s/ Jacob Ronnel                                 Dated  June 24, 2002
________________________________
Jacob  Ronnel,
Chief  Executive  Officer,  President
Director


/s/  Ariel  Almong                               Dated  June 24, 2002
________________________________
Ariel  Almog,
Vice  President,  Secretary,  Director



/s/  Zeev  Danziger                              Dated  June 24, 2002
________________________________
Zeev  Danziger
Director





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